As filed with the U.S. Securities and Exchange Commission on July 13, 2006

Registration No. 333-132934

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

AMENDMENT NO. 1 ON FORM SB-2
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL COMMUNICATION SYSTEMS, INC.

(Name of Small Business Issuer as specified in its charter)

———————

Nevada	3585	86-0887822
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

407 Lincoln Road
Suite 12F
Miami Beach, Florida 33139

(305) 672-6344

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael J. Zwebner
407 Lincoln Road
Suite 12F
Miami Beach, Florida 33139
(305) 672-6344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

———————

With a copy to:

Andrew J. Beck, Esq.

Torys LLP

237 Park Avenue

New York, New York 10017

(212) 880-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Common Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Common Stock	972,670,752 shares	$0.0115	$11,185,714	$1,197

———————

(1)

Such shares consist of:

•

263,554,880 shares issuable upon conversion of the Registrant’s 9% Secured Convertible Promissory Notes, including interest thereon;

•

150,662,500 shares issuable upon exercise of the Registrant’s Class B Warrants;

•

75,301,250 outstanding shares;

•

15,000,000 shares issuable upon conversion of the Registrant’s 10% Convertible Promissory Notes;

•

70,000,000 shares issuable upon conversion of the Registrant’s 6% Promissory Notes;

•

30,000,000 shares issuable upon conversion of the Registrant’s Series A 8% Convertible Preferred Stock;

•

19,000,000 shares issuable upon conversion of the Registrant’s Series B 8% Convertible Preferred Stock;

•

30,000,000 shares issuable upon conversion of the Registrant’s Series C 8% Convertible Preferred Stock;

•

278,000,000 shares issuable upon exercise of the Registrant’s Warrants expiring 2010;

•

4,545,455 shares issuable upon exercise of the Registrant’s Warrants expiring April 19, 2009;

•

16,666,667 shares issuable upon exercise of the Registrant’s Warrants expiring December 6, 2009; and

•

20,000,000 shares issuable upon exercise of the Registrant’s Class A, B and C Warrants expiring January 5, 2010.

(2)

Based on the average of the bid and asked prices of $0.0115 per share of the Registrant’s common stock reported on the OTC Bulletin Board on July 6, 2006, within five days of the filing of this registration statement, in accordance with Rule 457(c).

(3)

$867 Previously Paid on April 3, 2006.

The Registrant shall amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JULY 11, 2006

Universal Communication Systems, Inc.

972,670,752 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We will not receive any proceeds from the sale of the common stock being sold by the selling shareholders, although if warrants are exercised for cash we will receive the warrant exercise price. The shares being offered have been reserved for issuance upon exercise of warrants and options and conversion of convertible notes that we have issued to the selling shareholders.

The common stock is traded on the NASD OTC Bulletin Board under the symbol “UCSY”. On July 6, 2006, the closing bid price for our common stock was $0.011 per share.

The selling shareholders may offer their shares at any price. We will pay all expenses of registering the shares.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.

We have not authorized anyone to provide you with different information from that contained in this prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________ __, 2006.

TABLE OF CONTENTS

Page

WHERE YOU CAN FIND MORE INFORMATION

1

PROSPECTUS SUMMARY

RISK FACTORS

3

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

6

SELLING SHAREHOLDERS

7

PLAN OF DISTRIBUTION

9

BUSINESS

10

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

29

MANAGEMENT

34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

40

DESCRIPTION OF CAPITAL STOCK

41

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

42

LEGAL MATTERS

43

EXPERTS

43

INDEX TO FINANCIAL STATEMENTS

F-1

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, periodic reports and proxy statements with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov. Information about us may be obtained from our website www.ucsy.com. Copies of our SEC filings are available free of charge on the website as soon as they are filed with the Securities and Exchange Commission (SEC) through a link to the SEC’s EDGAR reporting system. Simply select the “Investors” menu item, then click on the “www.edgars.com” link.

This Prospectus is a part of the registration statement that we filed on Form SB-2 with the SEC. The registration statement contains more information about us and our Common Stock than this Prospectus, including exhibits and schedules. You should refer to the registration statement for additional information about us and our Common Stock being offered in this Prospectus. Statements that we make in this Prospectus relating to any documents filed or incorporated by reference as an exhibit to the registration statement may not be complete and you should review the referenced document itself for a complete understanding of its terms.

You should only rely upon the information included in this Prospectus or in any Prospectus supplement that is delivered to you. We have not authorized anyone to provide you with additional or different information. You should not assume that the information included in this Prospectus or any Prospectus supplement is accurate as of any date later than the date on the front of the Prospectus or Prospectus supplement.

We have not authorized any person to provide you with information different from that contained in this Prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Common Stock.

PROSPECTUS SUMMARY

This summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. To understand the terms of the securities we are offering, you should carefully read this document with any attached Prospectus supplement. You should also read the documents to which we have referred you in “Where You Can Find More Information” above for additional information about us and our financial statements.

The principal executive offices of the Company are located at 407 Lincoln Road, Suite 12F, Miami Beach, Florida 33139 and its telephone number is (305) 672-6344.

Our Business

We currently have three channels of activity:

•

the design, manufacture (utilizing contract manufacturing organizations) and marketing of systems that extract drinkable water from the humidity in the air;

•

the development and installation of solar tiles which convert sunlight into electricity; and

•

the manufacture (subcontracted to third parties) and marketing of portable photovoltaic cells (cells that convert sunlight or electric light into electricity) in leather and plastic cases for consumer electronic products. These cells, in effect, act as battery chargers for mobile devices such as laptop computers and cellular telephones.

In 2003, we created a new subsidiary, Air Water Corporation, to manufacture and market machines engaging in atmospheric water generation, namely the process of extracting drinkable water from the air. We then acquired four U.S. patents relating to this technology and, in the summer of 2003, commenced purchasing small machines (capable of making about 25 liters of water from air daily) from a manufacturer in China. We have subsequently contracted with a manufacturing group in Israel to manufacture air-water machines ranging in size from 120 liters to 5,000 liters daily. In addition, during 2005, we commenced to manufacture air-water mobile units that are mounted on trailers for ease of transportation and deployment. The air-water machines are made with an air inducting fan, a radiator type gas cooled coil, commonly known as a “condenser”, a compressor to make the gas, a pump, a series of filters (to purify the water) a UV lamp (ultra-violet light for killing bacteria) and a water dispenser tap or faucet. To operate well, air-water machines require ample humidity in the atmosphere and a temperature above 59 degrees Fahrenheit.

In 2005, the company created a new subsidiary called Solar One Corp, that is in the business of contracting for the manufacturing of and marketing Photovoltaic Solar Panels for electrical energy production. Photovoltaic refers to the use of the sun’s rays, or strong light, to shine on “Solar Cells” which are currently made from silicon, which in turn then undergo a chemical reaction and produce amounts of DC (Direct Current) electrical power. This electrical power is then collated and stored in a battery or series of batteries. The larger the amount of “Cells” used, and the stronger the sun’s rays, the larger amount of electric power that is created, and thus stored for further use.

In 2004, the company formed Solar Style Inc. to market Hand Held Solar Powered devices, that store electrical power created by Solar/Sun Energy which stores the electrical power in the solar cells built into/onto them, and then passes this electrical power to a variety of consumer electronic products, such as small radios, MP3 players, cell phones, PDA’s, cameras, etc. The company manufactures these Solar Chargers in China, and markets them all over the world. The company’s Solar Charger products come in a variety of shapes, colors and sizes, and are designed to fit all price ranges. The products range from simple Solar Chargers to sophisticated Solar Powered power packs, that can provide sufficient electrical energy to power such larger items as lap tops, computers, DVD Players, TV’s etc.

Risk Factors

Purchasers of our Common Stock should consider carefully, in addition to the other information contained in or incorporated by reference into this Prospectus or any supplement, the risk factors set forth in the Risk Factors section beginning on page 3.

The Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. They acquired 75,301,250 shares upon the exercise of our Class A warrants at an exercise price of $0.0075 per share and would acquire additional shares of common stock upon the conversion of our 9% Secured Convertible Promissory Notes (including interest) in the face amount of $1,506,025 and the exercise of our 150,602,500 Class B warrants. They acquired the Notes and Warrants for an aggregate purchase price of $1,250,000 on February 28, 2006. The selling shareholders have the obligation to purchase, and we have the obligation to sell, an identical amount of securities for an identical purchase price within five days after the effectiveness of the registration statement of which this Prospectus is a part. In addition, one of the selling shareholders, Alpha Capital Aktiengesellschaft, would acquire an additional:

•

79,000,000 shares upon the conversion of 79,000 shares of our Series A, B and C 8% Convertible Preferred Stock which it acquired in 2004 and 2005, together with Warrants to purchase 41,212,122 shares, for an aggregate purchase price of $790,000;

•

15,000,000 shares upon the conversion of our 10% Convertible Promissory Notes in the face amount of $150,000 which it acquired in 2005, together with Warrants to purchase 3,000,000 shares, for an aggregate purchase price of $150,000; and

•

70,000,000 shares upon the conversion of our 6% Promissory Notes in the face amount of $700,000 which it acquired in 2005, together with warrants to purchase 275,000,000 shares, for an aggregate purchase price of $700,000.

Use of Proceeds

We will not receive any proceeds from the sale of our Common Stock under this Prospectus by the selling stockholders identified under “Selling Shareholders”, although if warrants are exercised for cash we will receive the warrant exercise price. The 150,602,500 Class B Warrants are exercisable at an exercise price of $0.015 per share, or an aggregate of $2,259,037.50. In addition, the 320,212,122 other warrants held by Alpha Capital are exercisable at an exercise price of $0.015 per share, or an aggregate of $4,803,182, if exercised for cash. Any proceeds from the exercise of Warrants will be used by us for general corporate purposes such as working capital.

Plan of Distribution

The selling stockholders will sell shares covered by this Prospectus in open-market transactions effected on the OTC Bulletin Board or in privately negotiated transactions.

RISK FACTORS

Described below are the material risks that we face. Our business, operating results or financial condition could be materially adversely affected by, and the trading price of our common stock could decline due to, any of these risks.

Our accountants believe there is substantial doubt about the Company’s ability to continue as a going concern

The Company incurred net losses after preferred stock dividends of $3,839,724, $3,531,933 and $1,725,728 for the fiscal years ended September 30, 2004 and 2005, and the six months ended March 31, 2006, respectively, and had a stockholder’s deficiency of $(3,521,065) at March 31, 2006. These factors raise substantial doubt that the Company will be able to continue as a going concern and the Company’s auditors have qualified their opinion on the Company’s audited financial statements accordingly.

We will require additional capital in the short term to remain a going concern

We will require short term outside investment on a continuing basis to finance our current operations and any expansion of activities. Since we began operations, we have generated virtually no revenues and have incurred substantial expenditures. We expect to continue to experience losses from operations while we develop our new revenue source, consummate acquisitions and develop other technologies. In view of this fact, our auditors have stated in their report for the period ended September 30, 2005 that our ability to meet our future financing requirements, and the success of our future operations, cannot be determined at this time. In order to finance our working capital requirements we are negotiating existing equity investments and new investments. If we do not obtain short term financing we may not be able to continue as a viable concern. Even if future financing is available, it may not be available in acceptable terms. If future financing requirements are satisfied through the issuance of equity securities, investors may experience significant dilution in the net book value per share of common stock.

We are dependent on the services of key individuals and the loss of any of these individuals could significantly affect our ability to operate our business

We believe that our success depends to a significant degree upon the continued contributions of our executive officers and other key personnel, both individually and as a group. Our future performance will be substantially dependent on our ability to retain and motivate them. If we lose any members of our management team, we may not have sufficient depth of management expertise to run our operations efficiently.

We may be unable to protect our intellectual property rights

Our success depends in part on our ability to protect our proprietary technologies. We rely on a combination of patent, copyright and trademark laws, trade secrets and confidentiality and other contractual provisions to establish and protect our proprietary rights. We hold one patent from the United States Patent and Trademark Office pertaining to the distributed wireless call processing system and several patents with respect to the air-water process. However, our patents may not be of sufficient scope or strength, others may independently develop similar technologies or products, duplicate any of our products or design around our patents, and the patents may not provide us competitive advantages. Litigation, which could result in substantial costs and diversion of effort by us, may also be necessary to enforce any patents issued or licensed to us or to determine the scope and validity of third-party proprietary rights. Any such litigation, regardless of outcome, could be expensive and time consuming, and adverse determinations in any such litigation could seriously harm our business.

We may not be able to successfully market and develop the air from water systems required by the market we are focusing our sales efforts on

Our product markets are characterized by rapid change and technological improvements. Our future success will depend in part on our ability to enhance our current product offerings to keep pace with technological developments and to address increasingly sophisticated customer needs. We may not be successful in developing and marketing products in a timely manner that respond to the technological advances by others, and our products may not adequately or competitively address the needs of the changing marketplace, which would keep us from maintaining or growing our revenues.

We compete against companies with larger and better-financed operations

Some of our actual or potential competitors are multi-million dollar enterprises with greater resources for research and development and marketing. If any of these competitors focused on our market, we would be at a significant disadvantage.

We may fail to adequately manage growth

Our strategic plan calls for significant growth. This growth requires infrastructure and personnel, as well as expanded operations, and needs to be properly managed. Should we fail to adequately manage our growth, our operations could be impaired.

Our business is dependent on a limited number of customers

For the six months ended March 31, 2006, three customers accounted for approximately 84.8% of our net sales. The loss of these customers, including through an acquisition, other business combination or their loss of business from their customers, could cause us to lose a substantial amount of our revenues. We have in the past, and may in the future, lose our major customers or a substantial portion of our business with one or more major customers. If we do not sell products to customers in the quantities anticipated, or if major customers reduce or terminate their relationship with us, the market may perceive our products and technology as inferior, our growth prospects would be impaired, and our financial condition and results of operations could be adversely impacted.

If we fail to maintain an effective system of internal controls, we may not be able to detect fraud or report our financial results accurately, which could harm our business and we could be subject to regulatory scrutiny

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, referred to as Section 404, we will be required, beginning with our annual report for the year ending September 30, 2008, to perform an evaluation of our internal controls over financial reporting and have our independent registered public accounting firm test and evaluate the design and operating effectiveness of these internal controls and publicly attest to our evaluation. We are in the process of preparing an internal plan of action for compliance with the requirements of Section 404, which includes a timeline and scheduled activities, although as of the date of this filing we have not yet completed our effectiveness evaluation. As a result, we may have one or more material weaknesses reported by our independent registered public accounting firm when we are required to comply with Section 404. Compliance with the requirements of Section 404 is expected to be expensive and time-consuming. If we fail to complete this evaluation in a timely manner, or if our independent registered public accounting firm cannot timely attest to our evaluation, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations, and cause potential stockholders and clients to lose confidence in our financial reporting, which could harm our business and the value of our common stock.

We are a party to a number of lawsuits

The company is involved in a number of lawsuits, some of which involve claims against us. The outcome of these matters is not possible to predict and adverse rulings or judgments against the company could require the company to make significant payments. See “Business – Legal Matters”.

The issuance of shares of common stock upon the conversion of our convertible securities and exercise of the outstanding warrants may cause immediate and substantial dilution to our existing stockholders

As of July 10, 2006, we had outstanding warrants to purchase 469,874,622 shares of our common stock, and promissory notes and other convertible securities convertible into 284,602,500 shares of our common stock, excluding issuances that occurred subsequent to March 31, 2006. The issuance of shares of common stock upon the exercise of warrants and/or conversion of convertible debt may result in substantial dilution to the interests of other stockholders since the holders of such convertible securities may ultimately sell the full amount issuable upon any exercises or conversions.

On February 27, 2006, we issued Secured Convertible Promissory Notes (“Notes”) in the principal amount of $1,506,025, together with 75,301,250 Class A Warrants and 75,301,250 Class B Warrants, for an aggregate purchase price of $1,250,000 in cash, of which $133,000 was paid for transactional fees. The Notes bear interest at the rate of 9% per annum, with principal and interest payable monthly, beginning August 2006. These payments may be made in cash, or by the conversion of the amounts due in our common stock, at a conversion rate which is the lesser of $0.01 per share, or 85% of the average closing bid prices for the preceding 5 trading days, at the discretion of the borrower.

The Class A Warrants originally allowed the holder to purchase a share of the Company’s common stock at a per-share price of $0.02 per share, for a period of 4 years. On May 17, 2006, we lowered the exercise price of the Class A Warrants to $0.0075 per share and agreed to issue an additional 75,301,250 Class B Warrants in exchange for the holders’ agreement to exercise the Class A Warrants for cash. The Class B Warrants allow the holder to purchase a share of the Company’s common stock at a per-share price of $0.015 per share, for a period of 180 days.

Existing stockholders may suffer substantial dilution with future issuances of our common stock

We anticipate issuing a substantial amount of common stock within the next several years, either in connection with our equity incentive plan for directors, officers, key employees and consultants, or in private or public offerings to meet our working capital requirements. Any grants or sales of additional shares of our common stock will have a dilutive effect on the existing stockholders, which could adversely affect the value of our common stock.

We have never paid dividends and do not anticipate paying any in the foreseeable future

We have never declared or paid a cash dividend and we do not expect to have any extra cash with which to pay cash dividends in the foreseeable future. If we do have available cash, we intend to use it to grow our business.

A purchaser is purchasing penny stock which limits the ability to sell the stock

The shares offered by this Prospectus constitute penny stock under the Securities Exchange Act of 1934. The shares will remain penny stock for the foreseeable future. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document that describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, decrease liquidity of our common stock and increase transaction costs for sales and purchases of our common stock as compared to other securities.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this document and in documents that are incorporated by reference in this document that are subject to risks and uncertainties. We caution you to be aware of the speculative nature of forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of our operations. Also, statements including words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” or similar expressions are forward-looking statements. These statements reflect our good faith belief based on current expectations, estimates and projections about (among other things) the industry and the markets in which we operate, but they are not guarantees of future performance. Purchasers of shares offered hereby should note that many factors, some of which are discussed elsewhere in this document, could affect our future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in this document. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this Prospectus include, among others, the factors set forth under the caption “Risk Factors,” general economic, business and market conditions, changes in laws, and increased competitive pressure. We can give no assurances that the actual results we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by applicable laws, we do not intend to publish updates or revisions of any forward-looking statements we make to reflect new information, future events or otherwise.

SELLING SHAREHOLDERS

The selling shareholders acquired or will acquire their shares of common stock upon the conversion of the Company’s 9% Secured Convertible Promissory Notes and the exercise of the Company’s Class A and Class B Warrants. They acquired these Notes and Warrants for an aggregate purchase price of $1,250,000 on February 28, 2006 pursuant to a Subscription Agreement dated as of February 27, 2006. To secure the Company’s payment obligations under the Notes, the Company entered into a Security Agreement providing the holders of the Notes with a security interest in all of its assets and the Company’s subsidiaries entered into a Guaranty. All of these agreements have been filed as exhibits to the registration statement of which this Prospectus is a part. The selling shareholders have the obligation to purchase, and we have the obligation to sell, an identical amount of securities for an identical purchase price within five days after the effectiveness of the registration statement. On May 17, 2006 we lowered the exercise price of the Class A Warrants and issued new Class B Warrants to induce the holders to exercise the Class A Warrants. In addition, one of the selling shareholders, Alpha Capital Aktiengesellschaft, would acquire an additional:

•

79,000,000 shares upon the conversion of 79,000 shares of our Series A, B and C 8% Convertible Preferred Stock which it acquired in 2004 and 2005, together with Warrants to purchase 41,212,122 shares, for an aggregate purchase price of $790,000;

•

15,000,000 shares upon the conversion of our 10% Convertible Promissory Notes in the face amount of $150,000 which it acquired in 2005, together with Warrants to purchase 3,000,000 shares, for an aggregate purchase price of $150,000; and

•

70,000,000 shares upon the conversion of our 6% Promissory Notes in the face amount of $700,000 which it acquired in 2005, together with warrants to purchase 275,000,000 shares, for an aggregate purchase price of $700,000.

We have listed below:

•

the name of each selling shareholder

•

the relationship of each selling shareholder to our company, as applicable

•

the number of shares of common stock beneficially owned by the selling shareholder as of the date of this prospectus

•

the number of shares being offered by each of them.

The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders are under no obligation to sell all or any portion of their shares.

Name and Address of Beneficial Owner	Relationship to Company	Shares Beneficially Owned Prior to Offering	Percentage of Shares Beneficially Owned Prior to Offering	Shares Offered(1)	Percentage of Shares Beneficially Owned After the Offering (1)
Alpha Capital Aktiengesellschaft (4) Pradafant 7 9490 Furstentums Vaduz, Lichtenstein	N/A	581,124,280(2)(3)	61.95%	581,103,747(2)(3)	*%
Bristol Investment Fund, Ltd. (5) Caledonian Fund Services Limited 69 Dr. Roy’s Drive George Town, Grand Cayman Cayman Islands	N/A	156,626,600(2)	30.67%	156,626,600(2)	0%
Montgomery Equity Partners (6) 2999 NE 191 Street Penthouse Two Aventura, Florida 33160	N/A	234,939,900(2)	39.89%	234,939,900(2)	0%

———————

*

Less than 0.01%.

(1)

Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, we cannot estimate the aggregate number of shares which will be sold in this offering or the number or percentage of shares of common stock that each selling security holder will own upon completion of this offering.

(2)

Includes 75,301,250 shares acquired upon the exercise of our Class A Warrants and shares currently issuable upon the conversion of 9% convertible notes and Class B warrants held by the selling shareholders. These securities contain a provision that the holder may not, subject to certain exceptions, at any time beneficially own more than 4.99% of our outstanding common stock.

(3)

Includes 79,000,000 shares issuable upon conversion of our Series A, B and C 8% Convertible Preferred Stock, 85,000,000 shares issuable upon conversion of our Convertible Promissory Notes and 319,212,122 shares issuable upon exercise of Warrants. These securities contain a provision that the holder may not, subject to certain exceptions, at any time beneficially own more than 4.99% of our outstanding common stock. In addition to the shares subject to this registration statement, Alpha Capital beneficially owns 20,533 additional shares.

(4)

Konrad Ackerman has voting and investment control over these securities.

(5)

Bristol Capital Advisors, LLC is the investment adviser to Bristol Investment Fund, Ltd. Paul Kessler is the manager of Bristol Capital Advisors and, accordingly, may be deemed to have voting and investment control over these securities. Mr. Kessler disclaims beneficial ownership of these securities.

(6)

Mark Angelo is the Managing Partner of the general partner of Montgomery Equity Partners and, accordingly, may be deemed to have voting and investment control over these securities. Mr. Angelo disclaims beneficial ownership of these securities.

PLAN OF DISTRIBUTION

The shares offered hereby by the selling shareholders may be sold from time to time by the selling shareholders, or by pledgees, donees, transferees or other successors in interest (provided that we will file a post-effective amendment to the registration statement of which this prospectus is a part to add selling shareholders if their ownership cannot be traced to the shares originally registered). The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker’s transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with the sales of securities. The shares offered by the selling shareholders may be sold by one or more of the following methods, including without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) ordinary brokerage transactions and transactions in which the broker may solicit purchases, and (c) face-to-face transactions between sellers and purchasers without a broker-dealer. The selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 with respect to the shares they are offering for sale and in effecting sales, brokers or dealers engaged by the selling shareholders and intermediaries through whom the securities are sold also may be deemed “underwriters” with respect to the shares offered, and any profits realized or commission received may be deemed underwriting compensation.

At the time a particular offer of the common stock is made by or on behalf of a selling shareholder, to the extent required, a prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the shares purchased from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

Whenever we are notified by the selling shareholders that any material arrangement has been entered into with a broker-dealer, agent or underwriter for the sale of shares through a block trade, special offering, exchange distribution or a purchase by a broker-dealer, agent or underwriter, we will file a supplemented prospectus, if required, pursuant to Rule 424(c) under the Act (or, if required by applicable law, a post-effective amendment to the registration statement of which this prospectus is a part). The supplemented prospectus will disclose (a) the name of each broker-dealer, agent or underwriter, (b) the commissions paid or discounts or concessions allowed to broker-dealer(s), agent(s) or underwriter(s) or other items constituting compensation or indemnification arrangements with respect to particular offerings, where applicable, (c) that the broker-dealer(s), agent(s) or underwriter(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented, and (d) other facts material to the transaction. In addition, we will file a supplemental prospectus (or, if required by applicable law, a post-effective amendment to the registration statement of which this prospectus is a part) if any successors to the named selling shareholders wish to sell under this prospectus.

We have informed the selling shareholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M thereunder, may apply to their sales in the market and have furnished each of the selling shareholders with a copy of these rules. We have also informed the selling shareholders of the need for delivery of copies of this prospectus in connection with any sale of securities registered hereunder.

Sales of shares by the selling shareholders or even the potential of such sales would likely have an adverse effect on the market price of the shares offered hereby.

BUSINESS

Introduction

Until the current year, when we transitioned from substantially a development operation to significant sales and marketing, we have had minimal revenues. We have a history of losses, and an accumulated shareholder deficit of $40,979,307. Because of our recurring losses, our independent auditors have expressed doubt as to our ability to continue as a going concern.

We will require short-term outside investment on a continuing basis to finance our current operations and capital expenditures. If we do not obtain short term financing we may not be able to continue as a viable concern. We do not have a bank line of credit, and there can be no assurance that any required or desired financing will be available through bank borrowings, debt, or equity offerings, or otherwise, on acceptable terms. If future financing requirements are satisfied through the issuance of equity securities, investors may experience significant dilution in the net book value per share of common stock.

We currently have three channels of activity, each conducted by a wholly owned subsidiary.

AirWater Corporation, (“AirWater”) a Florida corporation formed in March 2003, has been established to design, manufacture (utilizing contract manufacturing organizations) and market systems that perform water extraction from air.

Solar One, Inc., (“Solar One”) a Florida corporation, formed in July 2003, manufactures (subcontracted to third parties) and markets photovoltaic cells in the form of PV Solar Panels or PV Modules for use in the generation of electric energy.

Solar Style, Inc., (“Solar Style”) was formed to source the manufacturing and to market the product line of photovoltaic consumer solar energy panel charger products originally designed by Solar Style, Ltd., a wholly owned Israeli subsidiary. We have transferred the intellectual property rights and technology rights from Solar Style, Ltd., (Israel) to Solar Style, Inc., (USA).

In addition to the three channels of activity described above, we established a Security Products Division for the marketing of unmanned aerial vehicles (pilotless planes) in December 2004. This division was created pursuant to our receiving international marketing rights to products designed and manufactured by BlueBird Aero Systems, Ltd. We have taken on the representation of these products, as we see a related interest in these products by the same governmental agencies we are approaching with our air-water product lines.

In connection with the original acquisition of Millennium Electric T.O.U. Ltd. (“Millennium,” an Israeli subsidiary we acquired in September, 2003 and sold in June, 2006), we combined the technology of the photovoltaic solar energy system and the water extraction systems of AirWater and developed a solar-powered air water machine. Following the sale of Millennium, this product line is now represented by Solar One, Inc. This product line is targeted for sale to third world countries, particularly those without easy availability of electric power.

We are focusing our sales efforts in the European, African, Middle Eastern and Asian government and industrial markets for AirWater and Solar One product and service offerings. Solar Style is targeting the North American and European consumer markets. Effective January 2003, we discontinued our previous telecommunication and wireless broadband business activities to focus on the water extraction and photovoltaic technology.

History

In February of 1997, Worldwide Wireless, Inc., a Nevada corporation, was formed to coordinate the operations of TSI Technologies, Inc., a Nevada corporation, and National Micro Vision Systems, Inc., a Nevada corporation. Its purpose was to complete the development of its patented advanced distributed wireless telephone and network designs and to finance, manufacture, and market these units and systems. TSI Technologies, Inc. was the research and development company formed for the purpose of creating and developing the distributed wireless call processing system. National Micro Vision Systems, Inc. was formed to operate a network of wireless Internet sites. In April of 1998, Worldwide Wireless, Inc., TSI Technologies, Inc. and National Micro Vision Systems, Inc. acquired Upland Properties, Inc., a Nevada corporation, for stock and transferred their assets to Upland Properties,

Inc. Upland Properties, Inc. then changed its name to World Wide Wireless Communications, Inc. and began trading on the OTC Bulletin Board (OTC:BB) under the symbol WLGS.

On February 10, 2000 we acquired all of the shares of Digital Way, S.A., a Peruvian telecommunications company. On May 10, 2002, we executed an agreement whereby we re-aligned the stock ownership of Digital Way, by returning 73% of the common shares owned by us to the former owners, in exchange for certain rights to proceeds and revenues in the event of a sale or other disposition. In May 2006, we disposed of our remaining interests in Digital Way pursuant to a settlement with Douglas Haffer, former President and former officer of the company.

On November 1, 2001, current management took control of the company. During 2002, we moved our offices from San Fransisco, California to Miami Beach, Florida and changed our name to Universal Communication Systems, Inc. Our symbol was changed to UCSI. Following our one for one thousand reverse stock split on August 23, 2002, our symbol was changed to UCSY.

Management determined that the Broadband Wireless business required substantial resources and capital input. Management decided to divest itself of the broadband business activities and identify more lucrative opportunities. We had incurred substantial losses and had accumulated substantial debt as a result of licensing activities and commitments, and the company was involved in various legal claims. New management commenced clearing and closing these commitments and claims.

In January, 2003, we identified a new business venture and adopted a new business plan. We formed a wholly owned subsidiary, AirWater Corporation, whose purpose and mission is to design, build and market machines that produce drinkable water from the air. We acquired the rights to four patents under an agreement dated March 24, 2003, with J. J. Reidy Company of Holden, Massachusetts. AirWater Patents Corporation was formed to hold our acquired licensed patent rights. Under the terms of the agreement, we paid $300,000, and we were obligated to pay, for a one-year period, a monthly advance royalty payment of $10,000 per month. These advance royalty payments were completed on October 31, 2004, and thereafter a royalty payment of between 5 to 7.5% on all sales of equipment which uses the patented technology. Of the $300,000 purchase price, the company paid $100,000 in cash, and the balance of $200,000 was settled by issuing 4,000,000 restricted common shares. The business of Air Water is that of the design, manufacture (utilizing contract manufacturing organizations) and marketing of machines and systems that perform water extraction from air, for the purposes of creating drinkable (potable) water. These machines and systems are made to alleviate the local suffering in areas of the world where there are severe water shortages. Unfortunately, the very same markets that needed the air to water machines also needed electric power, and without the power, they would not be able to run and operate the Air Water machines to produce the life sustaining water.

Recognizing the dilemma of energy shortages for the markets targeted for the Air Water machines, management sought alternative energy producing solutions, and identified solar energy as one of several solutions to assist end users in their quest to acquire the air water machines and the energy/power to run them. We acquired Millennium in September, 2003, as part of our strategy to address the energy requirements of the air water systems. This established company specializes in the development and installation of solar power systems worldwide, primarily to government and industrial users. We completed an agreement to purchase all of the stock of Millennium on September 29, 2003. As part of the Millennium acquisition, we acquired 50% of an Israeli company, Solar Style, Limited.

On April 30, 2004, we acquired the remaining 50% of Solar Style for 500,000 shares of common stock and warrants exercisable for two years, for 1 million shares at a price of $0.10 per share. Solar Style Limited was an inactive Israeli company that holds certain rights to manufacture and market solar power products. In connection with the Millennium / Solar Style acquisitions, a new U. S. subsidiary, Solar Style, Inc., (a Florida Corporation,) was formed to market solar powered consumer products and similar systems. All the patent, intellectual, manufacturing and marketing rights of Solar Style, Ltd in Israel were then transferred to the new company Solar Style, Inc. in the United States.

For the next 2 years, we focused on product development, employing all available resources for the air to water business, and the solar power business. Our funding came primarily from private investor subscriptions. The chairman of the company along with various investment companies, in which he holds a minority interest, provided a substantial portion of the funding needed during this period, in order to allow the company to transition from research and development to sales and marketing.

Beginning in March 2003 we executed various consulting, marketing and sales agreements. The activities covered by these agreements include product design, electrical and mechanical engineering, systems integration, research and development, conceptual designs, global contacts, mergers and acquisitions, product and company publicity, marketing, sales and general business consulting

Until the current year, when we transitioned from primarily a development operation to sales and marketing focused activities, we have had minimal revenues. We have a history of losses, and an accumulated shareholder deficit of $40,979,307. Because of our recurring losses, our independent auditors have expressed doubt as to our ability to continue as a going concern.

We will require short-term outside investment on a continuing basis to finance our current operations and capital expenditures. If we do not obtain short term financing we may not be able to continue as a viable concern. We do not have a bank line of credit, although our subsidiary has a checking account overdraft facility, and there can be no assurance that any required or desired financing will be available through bank borrowings, debt, or equity offerings, or otherwise, on acceptable terms. If future financing requirements are satisfied through the issuance of equity securities, investors may experience significant dilution in the net book value per share of common stock.

We are focusing our sales efforts in the European, African, Middle Eastern and Asian government and industrial markets for AirWater and solar energy product and service offerings. Solar Style is targeting the North American and European consumer markets.

Our Strategy

Under the guidance of new management, we have made considerable progress in restructuring prior obligations and removing debt. We have concentrated our activities, as previously mentioned, on the AirWater products and the Solar PV (photo voltaic) product lines. We have withdrawn from the wireless internet market, disposed of assets for cash and we have concluded our negotiations with most of our creditors to compromise, extend, convert and/or forgive debt owed by the company prior to the new management.

Since March of 2003, we have worked to design research and develop as well as source the manufacture of our AirWater machines. We have successfully sourced the manufacturing of our machines. We also launched Solar Style Inc, and commenced operations to manufacture the wide range of products, and distribute them to retailers and consumers worldwide. Since 2005, we have embarked on a sales and marketing program, focusing on the international markets listed above. We remain committed to grow and build these two very complimentary businesses.

AirWater Technology

We have seen interest grow globally, in the air to water products. From what started out a few years ago as a ‘‘trickle’’ of interest, and virtually no business, has now developed into an international industry, with new customers expressing an interest in acquiring both the machines and the technologies. While statistics are not readily available regarding the scale of the business and its growth rate, we remain confident that we hold a leading position, and will strive to maintain such lead.

The applications for the AirWater system technology are extensive. It is our belief that the initial product should be the model that offers the easiest entry into the marketplace, gains the quickest exposure, and generates a substantial cash flow. To this end, we believe that a residential 5-gallon-per-day model best fits this criteria.

Our reasoning is as follows:

•

The bottled water market is approximately a $7.1+ billion marketplace with projected growth in excess of 10% per year. Its cost to the consumer, in convenience and logistical aggravation and the fluctuation in the quality of the water make bottled water vulnerable to an alternative, AirWater products for example, which are cheaper per gallon on the order of 1-2 kW per gallon, have consistent quality and are convenient. It is the easiest model to take to market thus maximizing its exposure.

•

It would be readily accepted by foreign customers, where size is often very important.

•

It would create a very lucrative aftermarket sector for serviceable parts such as water filters, containers and ultra-violet light bulbs.

We believe that the global market for AirWater machines is largely untapped and undeveloped. The AirWater technology and system is very new, and much of the initial sales efforts that we are currently engaged in are dedicated to education, and the detailed explanation of the machines, the built in safety systems and their general operation.

Operational safety and computer managed user maintenance is built into every AirWater system by the use of a patented, inexpensive, programmable chip. The water filtration industry is reliant upon voluntary user discipline in the important issue of safety, and the periodic changing of the machine filters.

The Air Water Machines are made with an air inducting fan, a radiator type gas cooled coil, generally known as a “condenser”, a compressor to make the gas, a pump, a series of filters (to purify the water), a UV Lamp (ultra-violet for killing all bacteria) and a water dispenser tap or faucet. The Air Water machines require ample humidity (40%RH or more) in the atmosphere, and local temperature of above 59 degrees Fahrenheit.

All these very basic components are assembled into an “Air Water Box” and when operated, the air water fan sucks the air into the machine through an air vent, through an air filter in order to initially take out dust, flies, mosquitoes, etc. The air then flows past the ice cooled condenser and the humidity in the air is then extracted by the condensation drip effect of the condenser which is gas cooled by the compressor. The condensed water then drips into an internal water storage tank. From there, the pump sucks the water out of the tank, and pumps it through a series of solid filters and finally through a UV (ultraviolet) lamp, that kills the bacteria, and creates pure and clean water which is then dispensed to users via taps, faucets, or pipes. The water can be cooled and or heated to offer ice cold or boiled water for human consumption. Currently the company makes about 10 different size machines, as well as an air to water to ice machine. The larger sized machines are built to the highest military standards, and have numerous additional features including redundancy to ensure continuous water fabrication. These larger machines are directed towards use by the military, use in hospitals and use in disaster relief applications. The company’s machines are sold worldwide via local distributors, dealers and retailers.

The AirWater system knows when an air filter needs cleaning, or is missing, when the UV bulb becomes ineffective, when the water filter needs changing and if the user accidentally tries to use an expired water filter. The AirWater system will not operate if any of those factors exist and displays to the user the reason on a small electronic display panel.

Management further believes that there are a number of specific market segments that the AirWater products can be introduced to and marketed to. First is the home consumer product market, to which the company is addressing a Small Office / Home Office (“SOHO”) styled product. Next is the commercial market, for such users as small hospitals, local field clinics, small farms, factories and so on. And last there is the larger customer such as International Aid Agencies, Governments, The United Nations, The Red Cross, Local Towns and Villages, and Military Forces worldwide all in areas and countries where water is scarce, or difficult to transport.

Solar (PV) Photo Voltaic Technology

We are currently focusing our operations on the design, manufacture and sale of water production and generation systems along with solar power systems.

In certain global areas where electricity and or gas power sources are either not available or in short supply, there is a need for a power alternative to conventional sources. We purchased all of the stock of Millennium on September 29, 2003. Millennium specializes in development and installation of large-scale photo-voltaic solar power systems worldwide. In connection with the Millennium acquisition, a new U. S. subsidiary, Solar One Corporation, was formed, in July, 2003, to market solar power products and systems.

Millennium, has designed the system to fulfill this technological need of providing Photo Voltaic (PV) Electric Energy to provide the necessary power to the air water units.

Pursuant to the terms of a Sale/Purchase Agreement, on June 1, 2006, we sold 100% of the outstanding capital stock and all assets of Millennium to the former Millennium owner and former board member, Ami Elazari, with an effective date of April 2, 2006, for a sales price of $750,000.

This price is comprised of $300,000 in cash, $50,000 in the form of the return of 2.2 million shares of the Company’s common stock, $50,000 in the form of a non-interest bearing promissory note due November 7, 2006 and $350,000 in the form of a non-exclusive worldwide license to exploit Millennium’s patents, for a period of nine years. The promissory note is payable at the buyer’s sole discretion in either cash or 2,200,000 shares of the Company’s common stock.

As a result of the sale of Millennium Electric, our wholly owned subsidiary, Solar One, Inc., will fulfill the sales and marketing of large scale photo-voltaic systems in the future.

Solar Style Inc. USA, (“Solar Style”), with offices in Baltimore, having acquired all the IP, Patents, Designs and Technology from Solar Style Limited (Israel), is the basis of the planned North American Distribution network of the Solar Style (Israel) product line of consumer solar power products.

Solar Style is offering a wide range of PV Solar Chargers for a wide range of products, including Laptop computers, Palms, Walkmans and Discmans, as well as a complete range of cellular phones.

The PV Solar Chargers negate the need for consumer electronic products to be connected to the electric grid, in order to charge or recharge the appliance. Solar Style has an all encompassing consulting and management agreement with a Hong Kong firm who in turn completely arrange for all the manufacturing and shipping of all the Solar Style products emanating from China. The products are targeted at the global portable consumer electronic market.

Solar Style’s technology converts solar energy into electricity in a packaged solution that recharges mobile electronic devices by a small portable photovoltaic solar panel, which is specially designed to fit in an elegant leather, plastic or metal case.

Solar Style manufactures the panels and carrying-cases separately, which are then assembled and sold as a unit. The panels can easily be plugged in to solar cells and charged outdoors by sunlight and indoors by electric light. The photo voltaic cells act as battery chargers allowing a non-dependant use of the mobile device, making batteries / battery-chargers unnecessary.

Solar Style’s value proposition spans two levels:

•

The practical and the environmental. On the practical level, Solar’s products enable consumers to use their mobile devices without having to worry about plugs and connectors.

•

On the Environmental level, in today’s “green-aware” world, where environmental concerns have come to be very important to consumers, Solar offers mobile device users a reliable environmentally friendly power source.

We are in the process of establishing distribution and sales channels for the existing products. We continue research and development of improvements on existing and creation of new products, concurrent with ongoing sales. There are two methods of distribution for Solar’s products and technology, both of which are being pursued at various levels:

•

A “traditional” manufacturer-distributor value chain, by which it will have control over manufacturing and distribution, and sell its products through large distributors.

•

A licensing option, limited by time and dependant on results, by which its involvement at the manufacturing stage will be minimal (just enough to preserve unique knowledge and enable further product development), while distribution, promotion, and sales management are left to a licensee/business partner.

Past Activities of Air Water Corp.

The Tsunami Disaster in South East Asia struck December 2004. This primarily affected the countries of Thailand, Indonesia and Sri Lanka as well as parts of India.

In the days following the Tsunami Disaster, we donated several Air Water machines for immediate dispatch to the region. During the months of January and February 2005, we manufactured about 20 machines for relief work, but we were only able to ship thirteen of those machines due to constraints in the receiving countries. We shipped two machines to Thailand, ten to Sri Lanka, and one machine to India. We have retained the remaining 7 machines in storage for use in future disaster needs as part of our commitment. In addition, we purchased 12,500

Water Bags and other needed equipment, and air shipped all the machines and associated equipment to the various countries.

The donated machines in Sri Lanka were received by the Prime Minister on behalf of the government, and were deployed in various disaster relief areas. In Thailand, the government took possession of the 2 machines sent there, and deployed those machines in the disaster affected areas.

In Sri Lanka, we donated several machines to the relief camps operated by ISRAAID, a relief agency from Israel. The machines were primarily used to produce water for food preparation in the camps operated by volunteers. In one such camp, the machines contributed to the production of about 5,000 meals per day for the victims of the disaster. In other areas, we have placed machines, which we operate, to provide much needed fresh drinking water to the local populace.

As a result of our activities in providing aid in Sri Lanka, Thailand and India, we received a number of official commendations and letters of thanks from government officials and those connected with the relief efforts.

We received a letter of congratulation and commendation from the Prime Minister of Israel, Mr. Ehud Olmert (the then deputy Prime Minister and Minister for Trade and Industry) in recognition of the company’s donation of AirWater “LifeSaving” water producing machines to the victims of the Tsunami in Sri Lanka, In addition, we have received awards and thanks from the President of Sri Lanka (The then Prime Minister) as well as an official letter of thanks and gratitude from the Government of Thailand for the machines we donated there that were immediately dispatched for use to the Tsunami affected areas.

Air Water Sales

We have sold Air Water machines in container loads to Australia, Reunion Island, Sri Lanka, USA, Greece, India, South Africa, Angola, Zambia and Thailand. In addition, we have distributed sample machines to various countries worldwide, indicating a significant increase in global interest in our machines.

During 2005, customer orders were received for 140 Air Water Machines for Australia, 270 Air Water machines for Sri Lanka, 120 machines for a customer in Texas, 130 machines for a new customer in Thailand and 340 machines for delivery to Greece.

With respect to the order for 140 Air Water Machines for Australia, we received 50% of the amount of this sale in cash and the balance as a 30% equity share in the Licensee’s company, AIR-WATER INTERNATIONAL PTY LTD. As of June 15, 2006, while we have received an acknowledgment and agreement for the share equity transaction, we have not received the share certificate. We have included $25,000 in other assets as the estimated value of the equity shares to be received. Because the transaction is not complete, none of this company’s results of operations are included in our financial statements.

We have received a request from the Indian Army to supply a larger Air Water machine for testing and evaluating purposes. To meet this request, we have designed and made a new mobile Air Water machine called the AW 1000M. In April 2006, this machine was officially handed over to the Indian Army for a 90 day test and evaluation program.

The Army has indicated that following successful tests, and final military approvals, the company can expect orders for this and even larger machines.

THE AW 1000M MOBILE UNIT

DELIVERED TO THE INDIAN ARMY.

Manufacturing Facilities

Air Water manufactures its machines currently in China, India and Israel.

The Chinese facility manufactures the smaller SOHO (for homes and offices) type machines. These machines are designed to make about 25 liters of pure clear water on a daily basis. The company in China also manufactures machines for other clients on an OEM basis.

In 2005, Air Water granted a license to the Chinese manufacturer to market the machines on a worldwide basis. Air Water receives a royalty payment of 1% on the value of all machines sold by the manufacturer.

The increased activity in both initial inquiries and sample order requests for our AirWater machines has bolstered our belief that our business plan and marketing model will place us in a position as one of the leaders in the Air to Water technology.

We have recently engaged a second manufacturer of the SOHO machines in China, and have developed a new concept in the machine’s operational methods. It is expected that these new SOHO machines will be available for market in August 2006. In addition, we are currently developing a new wave of water from air machines with specific applications for niche markets. It is anticipated that these niche market applications will expand our sales.

AirWater recently released a short film on its production of AirWater machines. This film may be accessed on line by visiting our web address, either www.ucsy.com or www.airwatercorp.com and clicking on the applicable link.

In Israel, we have contracted with a manufacturer with over 50 years of experience in producing air conditioning and other large systems. This company has sectioned off a portion of its manufacturing facility to devote to Air Water machines. We have secured the services of a local manager to oversea and monitor our Israeli based manufacturing operations.

Production line of our commercial AirWater AW 120 and AW 250D machines.

Ice From Water From Air

We continue to innovate and create new products. We have developed a new concept of making ice from water extracted from the air. This new machine, named the “AW100 Icemaker,” will produce about 100 liters of water and corresponding amounts of ice cubes. This is a positive move to further establish our unique range of AirWater products and services. We are able to position an AirWater Icemaker in a location devoid of all water supplies, and produce both water from air, and ice cubes – all independently.

Solarwater

solarwater
Power from the sun, water from the air...naturally!®
aw250
aw120
aw500
aw100i
aw1000m
aw2200m
aw5000
air≈water
UCSY GROUP COMPANY

air≈water

It's about life®™
solar energy | water resource

An Air-Water Solution

solarwater

The stark reality.

Solarwater NOW Transformation.

WATER NOW

Fact: Almost a third of the world population does not have access to clean drinking water on a daily basis. **Fact:** Drought, famine and disease take their toll, and according to United Nations official statistics, a child dies every 8 seconds from drinking contaminated water. **Fact:** All this can change. We have a solution. Water from the Air, powered by Energy from the Sun...unlimited water, and unlimited energy.

We CAN solve the problem.

Transformation.

Water is Life. Since the birth of civilization, people have moved and settle close to water, moved when there is too little of water, journey down water, write, sing and dance about water. Today millions are without water, a basic human right. Lack of water promotes misery, famine, poverty, thirst and reliance on others. No water, no future, certain death. Solarwater makes water on-site, when and where you need it today... NOW. Solarwater stops the endless chain of death and despair, to a life of healthy self-reliance.

Power.

Solarwater harnesses the energy of the sun. This energy generates power to run the machines that make water from the air we breath. A Solarwater solution, provides water in multiple quantities, portability, flexibility, and self-reliance to the most remote areas of the globe. There is no limit to the power of the sun, there is no lmit to the humidity in the air, there is no limit in a solarwater solution to provide unlimited quantities of water for all purposes.

Independance.

People need water, for drinking, cooking, washing, food, industry, transport, energy, rituals, fun, for life, and it is not only we humans who need it; all life is relies and is dependent on water to survive.We cannot survive without water. Solarwater makes it possible torwards obtaining self reliance and independance. Water is a basic human right. Clean drinkable water for everyone, today, right-NOW.

Hope.

Lifesaver
Water
Pouches
air-water

Hope, is a short word, but with HUGE meaning. People live in hope, but in reality they live in despair. The Solarwater program elevates people from around the world from despair to the possibility of a future. Access to water, daily is the difference between life or death, hope or hoplessness. Air Water is committed to providing our Solarwater solution, and bring Hope to the desperate and needy worldwide.

air≈water

solarwater Power from the sun, water from the air...naturally!

We recently embarked on a new program to offer the perfect solution to governments and aid agencies involved in the procurement of water supplies to people living in conditions where there are extreme water shortages.

The program, known as SOLARWATER, involved supplying large Air Water machines, and a complete turnkey system of PV Solar Panels to create and produce sufficient electrical energy from the suns rays, to power the machines to produce water from air.

This new and unique program was recently presented in Washington DC to a number of key senators and congressmen, representing the US Government and Government Agencies, as well as to alternate interested parties all involved or connected with the US Assistance programs for third world countries, suffering from extreme water shortages. While this program is still in its infancy, we believe that there is a high demand and need for such novel and unique systems, and we will continue to work to secure orders from the government representatives and agencies already contacted.

We have plans to set up a complete SOLARWATER system as a test in a village in Africa We are working with international representatives to secure the official mandate and approval from the government involved. This program is scheduled to be delivered in the fall of 2006.

Once this entire SOLARWATER system is erected and functioning, we will use it as a blueprint for copying and cloning to other locations around the world.

Air Water Fridges and Freezers Inc – MAGIQUE !

We recently formed Air Water Fridges and Freezers, Inc., a Florida corporation, to launch a new range of custom designed and developed “Water Making Fridges and Fridge/Freezers.” Recognizing the demands of our customers, and reacting from feedback from the marketplace, and after more than 6 months of research, designing and product development, we have successfully built a number of “Water Making Air Water Fridges and Fridge/Freezers” for global marketing. We have developed unique systems that allow for the 5 new refrigerators and fridge/freezers to be “plug and play” home appliances, with each sized model making from 20 to 50 liters of fresh, clean, clear and pure mineralized drinking water daily.

The freshly produced water, extracted from the air, is stored in a water container, located inside, at the bottom of the refrigerator. In addition, on certain models, the freezer will be able to make ice cubes from the water which has been extracted from air and stored in the freezer within the refrigerator.

In May 2006, at an official launch event in Mumbai, India, we unveiled 2 of the 5 new models of the Air Water Fridges and Freezers. We have created a new Brand Name for the Air to Water Fridges and Freezers, “Magique.” We have filed several patent applications for this product line.

We continue to innovate with new applications for the air to water business, and feel confident that this new range of water and ice making refrigerators and fridge-freezers will continue to contribute to our growth.

THE WORLD'S FIRST WATER-MAKING REFRIGERATOR

Magique™
FRIDGES & FREEZERS

World Leaders in Water From Air Technology.
Patented Technology and Systems.

Thirty - fifty liters of drinking water daily.

Crystal-clear drinking water from your fridge, no pipes, no connections, no kidding! Just plug and play.

Imagine not having to purchase clean drinkable water and ice. Magique™ Fridge/Freezers pays for itself and produces up to 35-50 liters of drinking water daily.

"Magique" a range of unique Air Water Fridges & Freezers. MAKES Water from Air, no plumbing, no connections, no kidding! Jjust plug and play. The water is then stored inside the fridge and available for drinking via the on-board dispenser.

It's about life®™
solar energy I water resource

Ask your local dealer for a brochure and details of our Special Buy Now Terms.

Magique Special Buy-Now Terms...
Delivered directly to your home, for a low down-payment of only $99.00.

Once you switch on the AW Fridge/Freezer, you will forever and constantly get liters of the cleanest, clearest, purest and coolest drinking water ever tasted, and all made from the Air. The Fridge/Freezer water is fully filtered, mineralized, UV treated, and monitored by our computerized system that produces the best quality water - guaranteed.

air≈water
Magique 132

WATER NOW

air≈water
UCSY GROUP COMPANY

Air Water Fridges & Freezers Inc.
407 Lincoln Road, Suite 12F, Miami Beach FL 33140 USA | Tel: 305 672 6344 | Fax: 305 672 1965 | Email: info@awfridgefreezers.com

Misa Water Products Limited

We have formed a wholly owned subsidiary, MISA WATER PRODUCTS LIMITED, a Florida corporation, for a “water from air” bottling plant operation overseas. In the initial phase, it is anticipated that the plant will produce about 36,000 bottles of clean, clear, pure, filtered and mineralized water. We are moving into this business segment to further establish our corporate identity and our range of products and services.

We are planning for the new ‘water from air’ bottling plant (which may be considered the World’s first such facility), to be located in the eastern Mediterranean, and we further expect that once the first plant is in production, more bottling plants similar to this prototype, will be licensed to other areas and countries/corporations who recognize the need and growth potential of such facilities.

New Energy Technology

In May 2005, we announced that we had developed a new, exclusive energy application utilizing “wind power” technology for energy co-generation for use with AirWater machines. Recognizing the overall need for large consumption of (electrical) energy to power all of our AirWater machines, and the fact that the cost of the energy is the single greatest barrier to sales, we have successfully developed a new energy powering system for AirWater machines by utilizing Air Turbine Powered Electric Generators (Wind Power).

These air propelled turbine systems, operating in combination with AirWater machines, can generate a substantial amount of the electrical power needed to produce water from air. We believe that this is unique solution for AirWater machines - produce water from air, and now, also from the same air, much of the energy needed to produce water from air.

We have filed for patent protection for this unique and important development.

Atmospheric Water Technologies Inc.

New Business in India

Our subsidiary, Atmospheric Water Technologies, Inc. (“AWT”) entered into a License Agreement with Watermaker (India) PVT Limited, (“Watermaker”) of Mumbai, India in November, 2005. Under the terms of the agreement, Watermaker is obligated to pay a License Fee of $100,000 for the exclusive rights to manufacture and / or market a range of Air Water and Watermaker branded machines in all of the Indian sub-continent. AWT has received the first payment of $10,000 under the agreement. Although the balance of the Licensing Fee was to be paid over a period of 18 months, we have only received the initial payment.

India, with a population of about 1.3 billion people, has serious and immediate water need, and our plans are to secure a major share of this growing market. In addition, we are working together with Watermaker to place a prototype special purpose and unique air water machine with the Indian Army.

Watermaker has engaged a manufacturer in India, and together they have produced a new Air to Water Machine named the WM 50-75. This Watermaker branded machine can produce between 50 to 75 liters of clean drinking water daily. It is intended that this machine will be sold mainly in the Indian marketplace.

AirWater machines, manufactured in India / Primarily designed for the India market.

Indian Government Purchases

Most recently, Watermaker announced the first sale of Watermaker branded machines to the Indian Government Border Security division. It is anticipated that this first order is the beginning of future sizable purchases by this group.

In July 2005, we received an order for 126 SOHO type machines from Watermaker. These machines were made in our contracted facilities in China.

During the summer, we met with senior officials of the Indian Army. As a result of this meeting, and at the request of the Indian Army, we agreed to build a uniquely designed Air Water machine, named as the AW 1000M, which is a trailer mounted mobile “Water Center”.

The machine is designed to produce at least 1 liter of clean drinking water per minute, continuously throughout the day.

The machine has a built in shower facility, water for washing, cooking, and of course drinking. We believe it is the first of its kind in the world. The machine was completed in late October 2005. The machine was handed over to the Indian Army for testing and evaluation in May 2006.

Wind to water

Devices that make water from air are now hitting the consumer market – this, after they've already been used by the military and rescue forces in calamity-affected areas

Anand Birai

DEEPAK TURBHEKAR

The first-of-its-kind air to water AW –1000 M machine produces up to 1000 litres of high quality drinking water per day by extracting water from natural air. (From left to right) Palian Katgara, Director, Watermaker (India) looks on as Mr Michael Zwebner, President and CEO, Air Water Corp and Daniel Zonshine, Consulate General of Israel sample the water created from air

Magic? Not really. Actually, science. Machines that make water from nothing but air and which were initially meant for military and emergency uses are now available in the country. Courtesy – US-based Atmospheric Water Technologies Inc.

The firm had patented the process of making water from air – developed in Israel in 2000 – and is now producing these machines based on the same technology.

The range includes these 'air-water' machines as well as refrigerators that magically produce water and ice for office and household uses.

The machines complete nature's distillation process by capturing water vapour before it touches the earth. They provide a localised source of pure drinking water and do not require external water sources, pipes or catch basins.

"Air-water requires electricity or alternate power sources – such as solar power – to condense, collect, filter and dispense potable water," explained Michael Zwebner, President, Atmospheric Water Technologies Inc. "The system comprises of a water plant, filtration panel, holding tank and dispenser," he said.

Depending on the model, the machines can generate water from about 28 to 5,000 litres per day. For example, the AW 5000 model of the machine comes complete with shower facilities and tap closets for cleaning plates.

"Besides office and household use, there are models that can be installed at hospitals and public places," Zwebner said.

The uses are diverse. These machines can be transported to remote areas for providing drinking water and irrigation or can be deployed at war zones to help quench the thirst of our Jawans.

"We have initiated talks with the Government of India for selling our products to the Indian Army and are awaiting its response," the President of the US-based company said.

"In fact, the Tata group of companies have already bought a few machines, which they have donated to different schools in the country," he added.

The performance of machines, however, largely depends on the climatic conditions of the region.

"The conditions in India are ideal for these machines owing to the country's humidity levels," says Zwebner. "It is also same in the Middle-East countries but there, the problem is the petroleum particles suspended in the air that pollute the environment," he said.

The best temperatures for the machines are from 20 to 45 degree Celsius while the relative humidity required ranges from 60 to 80 per cent.

The company has set up three manufacturing facilities: At Ahmedabad in India and also in China and Israel.

Zwebner also spoke of the company's plan of launching refrigerators that make soft drinks.

"All we have to do is introduce a few components to the existing machines that will add concentrated syrups to the water. We are expecting such refrigerators in three months," Zwebner said.

The cost of electricity per litre of potable water is around Rs 2 to 3. This, besides the required annual maintenance that costs around $50, the company says.

At present there are 10 different machines on offer with prices ranging from Rs 38,000 to $1,66,000 (for higher-capacity imported models).

"The border police in several parts of India have already bought the machines from us," Zwebner said.

The handing over of the AW 1000M to the Indian Army representatives.

Working with our Indian licensee, Watermaker India Pvt. Limited, we have seen dramatic growth in the Air Water business in India. Most recently, we have received orders in excess of 18 containers of SOHO machines, destined for India and other key countries in Africa.

Management and the directors of our Indian licensee are working very closely to continue this fast growth track, and we expect to open more outlets for the entire range of Air to Water machines both in the Asian subcontinent, and in other countries in which there are ongoing sales and marketing efforts and a demonstrated need for our products.

Activities of Solar Style Inc.

A sample of a Solar Charger (SC003)                                   The SolarStyle Web site. www.solarstyle.com

Solar Style announced the launch of a new range of Patented PV Solar Chargers for the consumer electronics market in May, 2005. The new products are all fitted with exclusively developed “Battery On Board” (BOB) technology, enabling the consumer to apply “charging” to the electronic device 24 hours per day. The entire range of products are designed to operate both in sunlight, and indoors. The new range of PV Solar Charger products are manufactured by more than 7 separate factories in China and Hong Kong, and are finally assembled in a blister display packaging for easy distribution to retailers.

In addition, all of our Solar Charger products are available for online purchase at our website, www.solarstyle.com. The website went online in May 2005. Solar Style’s PV Solar Chargers are patented in the U.S., Canada and in select countries around the world.

In late June 2005, and in order to further promote our products and seek global sales and distribution, we engaged the consulting services and appointed Mr. Robert Grossman of Toronto, Canada as the President of Solar Style. Mr. Grossman has many years of sales and marketing experience.

Solar Style has established itself as a leader in the field of PV Solar Chargers. We currently have six different models of PV Solar Powering products, and we have branched out to develop a new range of Solar Powered Consumer Electronic products, including Radio’s, MP3’s, and small TV’s. Our products are now on sale in the USA & Canada, and other nations worldwide.

SOLAR STYLE GROWING RANGE OF PRODUCTS

We have contracted a sales force based out of Baltimore. Each sales person is appointed on a state by state basis and they are empowered to conduct sales in their allotted areas. We are expanding this sales force under our planned nationwide campaign to bring Solar Style Products to market throughout North America.

In all aspects of manufacturing, we have contracted a number of factories in mainland China to both manufacture and assemble the Solar Chargers and a new range of PV Solar Powered Consumer Electronic products.

A Typical assembly line in one of our contracted Chinese Factories.

Solar Style China

In January 2006, we made a strategic decision to enter the retail market in mainland China.

We have opened a retail and marketing office in downtown Guangzhou and have prepared our products for the Chinese market. There are some 300 million Chinese cell phone users as of March 2006, and we believe that this market is very lucrative for our PV Solar Chargers, and looks to have strong growth potential.

                   Solar Style Office in Guangzhou China                                Solar Style Packaging in Chinese Language

Through our Chinese associates, we plan to distribute PV Solar Chargers throughout the Chinese market. The marketing approach includes the distribution of our products through a wide variety of stores, including mobile phone outlets, electronic stores, airports, railway stations, malls, etc. In addition, a program to offer the products as promotional items is in development.

We believe that a substantial portion of our long term future growth and revenues, will be from operations and sales activities in the Chinese mainland markets.

Manufacturing

Air Water Corp.

As described above, we manufacture our smaller machines (defined as those making from 10-50 liters per 24 hour day) in China and now in India. The manufacturers are licensed by our company, and we supply them the manufacturing technology as well as product specifications. The machines are made of multiple components, which are sourced from multiple suppliers and finally assembled at the contracted factory. The larger AW machines (defined as those making from 100 liters up to 5,000 liters per 24 hour day) are currently manufactured in Israel under an exclusive contract with a local company that has been mainly in the air conditioning business for over 50 years. AWC makes all sizes of machines. Our machines can make filtered and purified water for drinking purposes as well as water (unfiltered) that can be used for other purposes, such as car washes, irrigation, etc. Our machines have been sold to customers worldwide, such as the Indian Border Police, the Indian Army, Australian Prisons, African markets, the Greek mainland and the local islands, Sri Lanka, Thailand, Singapore, Kenya, Panama, Mexico, Guadeloupe, France, Israel, Ethiopia, Nigeria, Gabon, and China.

Solar Style Inc.

As described above, we are in the business of manufacturing and marketing Solar Chargers (devices to charge up electrical power to consumer appliances such as cell phones, PDA’s, MP3 players, radios, etc.). Some 12 separate manufacturers in China make components for our products, and these are finally assembled in two separate manufacturing facilities in China. We are continuing to source new vendors or parts, as well as exploring establishing additional assembly facilities both in China, and in other countries.

Competition

Air Water Corp.

In the business of Air to Water, there is currently limited but growing competition on a world wide basis. The main reasons for this are the substantial investment needed and the potential liability for patent infringement, which create barriers to entry. To-date we have identified some four companies making similar machines as we do (referring to the smaller machines ranging from 25-40 liters per day). On the larger machines (making more than 100 liters upwards per day) we have identified only one competitor in China and one in Canada.

Additional Funding

The business of air water is almost self funding. The company does not offer or advance any credit facilities to any customers, and as such all orders are paid for in advance, or on COD terms. In almost all cases, we elicit a 50% advance payment on the placing of the orders, and part of this is then passed on to our contracted manufacturers to secure the manufacturing of the machines ordered. When the machines are built, inspected and placed on board the shipping vessel headed to final destination, we receive the balance of the payment applicable to the order, and we then pay the manufacturer the outstanding balance. The difference in the price charged to the price payable is our profit on the transaction.

In the case of Solar Style, we have had to finance the creation, design and manufacturing of the company’s products from the beginning. We have had substantial costs applicable for molds, as well as ongoing product stock ordered. We have invested some $700,000 in inventory, and are now beginning to make substantial sales.

We are currently sourcing “Factoring Houses” to help assist in funding sales. We will continue to work closely with our equity funders, and in the event we need additional funds, we may attempt to sell equity to raise the additional cash needed.

Security Products

In late December, 2004, we established a “Security Products Division” after completing the negotiation for international marketing rights for a range of unmanned aerial vehicles (“UAV”) or pilotless planes and related technologies.

With the growing global need for high-tech security-related products, we believed there is an opportunity to get involved in that industry. Through our marketing partners, E.T.I , Electro Tech International Ltd (www.e-t-i.co.il), we were introduced to BlueBird Aero Systems Limited (www.bluebird-uav.com), designers and manufacturers of a unique range of UAV pilotless planes. Their products are perfectly suited for use with the US Military, Law Enforcement Agencies, INS, DEA and other US and worldwide government agencies whom we are currently approaching for our AirWater products. A marketing and product brochure is available on our web site. Although we have not pursued any activities with this product line recently, we continue to examine the potential benefit of co-marketing these items with our current product line.

Patents/Intellectual Property

We hold the exclusive patent and licensing rights to four air to water patents under an agreement with J.J. Reidy Company, relating to atmospheric extraction of water and its purification process. These patents, numbered: 05106512-00, 05149446-00, 05203989-00, and 05366705-00, were issued by the US Government Patent Office. Two of these licenses were issued in 1992 and the other two in 1993 respectively. These patents relate to the AirWater Products not only in the USA, but in countries covered by the PCT global agreements.

The Patent Cooperation Treaty (PCT) simplifies and reduces the cost of obtaining international patent protection and facilitates public access to a wealth of technical information relating to inventions. By filing one international patent application under the PCT you can simultaneously seek protection for an invention in over one hundred countries, including developing countries throughout the world. The Patent Cooperation Treaty (PCT) has over the past three decades emerged as a major international filing system for seeking patent protection worldwide in a cost effective and efficient manner. In addition, through the dissemination of latest technical information contained in published PCT applications, the PCT system has been actively contributing to the development of science and technology.

The company fully intends to utilize the patents and intellectual property rights in its pursuit and ongoing development of the business.

We have recently filed patent applications for Solar Style’s new products, technologies, processes and designs, as well as Brand name and LOGO Protection. In addition, we have filed new Patents for certain applications of Water from Air, integrated into refrigerators and freezers. In addition, we have filed patent applications for power co-generation using wind energy producing systems in conjunction with AirWater machines.

Competition

We are aware of very limited direct competition. Indirectly, we compete with tap water, bottled water and filtration at the point of dispensing. We have identified World Wide Water Inc., of Los Angeles California as a competitor, Wataire Inc. of Vancouver Canada, and in addition, a similar product sold in the US market by Liquid Air Inc., based in California, appears to be in direct competition with our product line.

These companies appear to be in various stages of “start up” mode, having been in the atmospheric water generation business less than a few years, and are just starting to offer machines to customers.

We believe that as the AirWater products and Systems become more engrained in the global marketplace, and are more publicized and accepted, there will be additional companies entering this industry, thus creating increased competition. We further believe that our patents and intellectual property rights will place us at a competitive advantage.

Employees

We have four employees in our Miami, Florida office and two employees in our Baltimore, Maryland office, as of June 27, 2006. No employee is represented by a labor union and the company believes its employee relations to be good.

Property

We own no real estate. Effective June 1, 2004, we leased an 1,800 square foot corporate and administrative office facility at 407 Lincoln Road, Suite 12F, Miami Beach, FL 33139. The lease provides for a three-year term at a monthly rate of $4,375.

Effective November 1, 2005, Solar Style leases 4,020 square foot warehouse and office facility in Baltimore, Maryland at a monthly cost of $3,585. This lease is for a five year term and expires October 31, 2010.

Legal Matters

Credit BanCorp

On August 26, 1999, we filed suit against Credit BanCorp in U.S. District Court in San Francisco, regarding improprieties on the part of Credit BanCorp relating to a loan. The case was settled on October 11, 1999. As part of the settlement agreement, Credit BanCorp agreed to convert the original loan granted to us to a convertible debenture in the amount of $740,000. On October 11, 1999, we issued a convertible, unsecured debenture for $740,000 to Credit BanCorp in settlement of this obligation. The terms of this convertible, unsecured debenture are 7% interest per annum, payable semi-annually on the last day of February and September, with the principal due September 30, 2002. All amounts of unpaid principal and accrued interest of this debenture are convertible at any time at the conversion price of $1,600 per share of unregistered, restricted shares of our common stock. Credit BanCorp has agreed to convert principal and accrued interest owing on the debenture into 483 shares of our common stock.

In November, 1999, the SEC filed suit against Credit BanCorp alleging violations of various securities laws in connection with its actions in relation to us and to others, and seeking various forms of relief, including disgorgement of its illegal gains. A Receiver has been appointed to administer the affairs of Credit BanCorp. We have been informed that the appointed Receiver denies that such a conversion request was made and the Company may be subject to further liability.

In April, 2006, the Receiver for Credit BanCorp filed suit against the Company in U.S. District Court, San Francisco, seeking repayment of the original loan, etc. The Company is defending this action. The Company believes that the plaintiffs have no merit to their claims, and further, does not believe that the claims will succeed. Accordingly, the Company does not believe this litigation will have any detrimental effect on the Company’s ongoing activities or financing. We have filed a response in the form of a general denial. No further developments have occurred in this matter.

Lycos, Inc.

In June 2004, we filed a lawsuit in the United States District Court, Southern District of Florida, against Lycos, Inc, and its parent Terra Networks, Inc, and a business segment, Raging Bull, for $300 million. The lawsuit relates to charges for commercial fraud, Cyberstalking and illegal and unauthorized use of our commercial name and logo. The defendants filed various motions to remove the cases out of Florida to Massachusetts, which the Florida courts agreed to do. Effective August 9, 2005, the litigation was moved to Boston Massachusetts. In recent hearings, the federal judge has dismissed the case against LYCOS Inc, citing the Communications Act as reasons for immunity from legal actions, but the case against the various John Does, the other defendants in the case, was initially allowed to continue. However, in early May, 2006, the judge dismissed the case in its entirety. The Company has filed an appeal. Under Massachusetts statutory requirements, all parties have agreed to submit to arbitration. There have been no further developments in the case.

In a related but separate action, we filed a civil “RICO” (Racketeering Influenced Criminal Organization) lawsuit in the Circuit Court for the 11th Judicial Circuit, Miami-Dade County, Florida (case number 05-175-CA-09) against a number of related defendants including RipOffReport.com, BadBusinessBureau.com et al., in an action against the defendants under various legal theories for both substantial monetary damages and injunctive relief arising from malicious posting and communications made by defendants in an effort to damage the reputation of our companies.

The defendants are fighting jurisdiction, and the case is still pending in the court. There has been no substantive progress in this case. A status hearing has been held by the judge in chambers in May, 2006, at which time further hearings were set to occur in the near future to finally establish and sort out the questions relating to jurisdiction. The case continues. A hearing has been set for early September 2006, to hear the arguments and allow the case to proceed. There have been no further developments.

J.J. Reidy & Company, Inc.

In January 2005, we received a termination notice from J.J. Reidy & Company, Inc., the AirWater patent holders allegedly terminating the License Agreement that was entered into in March 2003, alleging Breach of Contract. The company has filed an action in the U.S. District Court for the Southern District of Florida (case # 05-20650-CIV-Jordan/Klein), seeking Declaratory relief from the court, determining its rights, status and legal relations as well as Money Judgment against J.J. Reidy & Company. Meanwhile, J.J. Reidy & Company had already made a court filing in Boston, Massachusetts, in December 2004, (even prior to issuing the notice of termination) in an effort to claim jurisdiction. We filed motions with the Boston court contesting jurisdiction. No provision has been made in our financial statements, as we believe the claim is unfounded and the company will prevail. Pending resolution of the court proceedings, we have discontinued royalty or any other payments to J.J. Reidy & Company, Inc. By recent court ruling, all discovery had been stayed pending the courts ruling in relation to jurisdiction. The Boston court recently ruled that it had jurisdiction over the case; however, all parties have agreed to submit these issues to arbitration. As there 2 separate cases filed, one in Florida and the other in Boston, the court ruled that it would allow the consolidation of the 2 separate cases in the Boston court. Arbitration is scheduled for the end of July 2006.

James Coughlin

On January 21, 2005, we filed a lawsuit against James Coughlin, internet alias “IrishJim44,” for claims totaling $18 million. The lawsuit has been filed in Federal Court in the Southern District of Florida. The claims are for defamation against the Company and the Chairman, Michael Zwebner, as posted on the internet. The defendant filed a Motion to dismiss citing lack of jurisdiction in Florida. In April 2005, the court dismissed the case citing the reason of lack of personal jurisdiction over the defendant. We are appealing the decision, based on new evidence (affidavit of third party) showing the defendant was employed in Florida, and therefore, the court should reverse its decision. The Florida court denied the request for further consideration. We re-filed the lawsuit in the federal court of San Diego, California. The court, after hearing motions to dismiss for lack of jurisdiction and lateness of filing, ruled to dismiss the case. We filed an appeal, and the matter is currently sub-judice in the federal appeals court. In January, 2006, the court citing a ruling pursuant to the SLAAP statutes and laws, awarded the defendants’ attorneys their claimed costs in this case in the amount of $39,000. The matter is currently subject to appeal. No further developments have occurred with respect to this case.

Other Internet Defendants

We had earlier filed a lawsuit against two Internet posters in state court in Miami, Florida claiming the defendants’ use of tortuous speech to interfere with the Company’s business interests and its business affairs. As a result of the action, and the failure of either of the 2 defendants to appear in court, we obtained a default order and subsequently a default judgment. During this reporting period, one of the defendants appeared in court by phone, and subjected himself to the court’s jurisdiction. He then filed several motions both to dismiss and to vacate the default judgment and also filed to cancel the permanent injunction. These motions were denied by the court, but the Permanent Injunction was altered to be a Temporary Injunction, pending further resolution of the case. During the proceedings, LYCOS INC filed a motion to insert themselves into the case as an Intervener. This was allowed by the Judge. Further motions by LYCOS to attempt to dismiss both the case and to vacate the injunction were denied by the court. Numerous motions and countermotions have been filed and heard, and the injunction against the defendants remains in place. Depositions and discovery are continuing. On March 17, 2006, the court ordered the defendants’ to pay us $15,000, which we are attempting to collect. One of the defendants continues to argue the matter of personal jurisdiction, and at a hearing held on May 18, 2006, the court set guidelines for some specific discovery, for a further hearing on future dates to be set, and for the matter of jurisdiction to finally be resolved. At a special hearing held in May, the court ruled that it was reversing itself on its previous decisions, and was in fact dismissing the case in entirety including the court imposed sanctions, citing errors made in previous court rulings. The court gave the plaintiffs the right to re-file. We are currently considering our position, and our future intentions. Pursuant to the court’s ruling, the company has re-served the main defendant.

AQUAIR Inc.

The company filed suit in Superior Court of the State of California, Orange County, against RG GLOBALLIFESTYLES, INC. AQUAIR INC, and LOU KNICKERBOCKER, an individual, all of Irvine, California. The lawsuit as filed is for defamation, intentional interference with prospective economic advantage, and false advertising. The company is seeking damages in excess of $10 million. This case is in the discovery stages of the litigation.

World Wide Water, LLC

In February 2006, the Company was notified about a complaint by World Wide Water LLC, of Los Angeles CA, claiming breach of contract and patent infringement allegations. In 2003, the Company and World Wide Water LLC, recognizing each others Patents, had entered into a non-compete and mutual collaboration agreement, with a specific clause restraining both parties from suing each other. We have replied and filed counter claims. Additionally, our subsidiary, Atmospheric Water Technologies and our Chairman, Michael Zwebner, individually, have filed separate actions against Mr. Mike Klein, alleging dissemination of false information, defamation and intentional interference with prospective economic advantage. These matters are in process at March 31, 2006. On June 6th 2006, The case being heard by the court on a Motion to Dismiss as filed by the defendants granted the motion, and dismissed the case citing the California SLAAP statutes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation for the next 12 months

Our cash position at March 31, 2006 from continuing operations is $569,165. We believe this is sufficient to provide coverage for approximately three months of operating cash needs, based on the current reporting period’s negative cash flow from operations and current outstanding obligations. In addition, our Chairman, in connection with a number of foreign corporate entities in which he holds an interest, has agreed to provide funding as needed until our sales activities are sufficient to cover our cash flow needs, which we anticipate to occur by year end. This agreement by our Chairman and the foreign entities is not a binding obligation; however, we have no assurances that this funding will continue beyond the short term.

We have been able to obtain private placement funding to finance our activities over the past few years. In addition, as described later, we have completed a private placement with several accredited institutional investors for a purchase of 9% secured convertible promissory notes in the aggregate totaling $2,500,000. Of that placement, $1,250,000 has been purchased by the investors and we anticipate closing on the balance soon. We anticipate continuing to receive operating funds from these private placements until such time as sales are sufficient to support the organization; however, no assurances can be made that we will be able to continue to find willing investors.

We do not have any major expenditures planned beyond inventory purchases for national distribution contracts in our Solar Style subsidiary. We do not anticipate the purchase of plant and / or significant equipment. Our operation employs the use of third party contract manufacturers, thus avoiding the allocation of our resources into manufacturing operations. We anticipate funding any sizeable orders for either AirWater equipment or Photovoltaic installations, through deposits and advances from customers.

We do not anticipate any significant changes in the number of employees in the near term for our existing operations.

To fund existing contracts and several potential sizeable contracts in the sales process, we may need to raise additional equity or arrange for financing vehicles to fund those contracts. Any equity raised could result in dilution of existing shareholders. Additionally, we are uncertain as to the availability of sufficient financing on acceptable terms.

Business and Organization

Universal Communication Systems, Inc. (collectively the “Company”, “us” or “we”), prior to 2003, was engaged in activities related to advanced wireless communications, including the acquisition of radio-frequency spectrum internationally. Until recently, our activities related to the advanced wireless communications were conducted only by our investment in Digital Way, S.A., a Peruvian communication company and former wholly owned subsidiary. We held a twenty seven percent interest in Digital Way, S.A.; however, due to a lack of cooperation from their management, including the refusal to furnish us with any financial information, our financial results did not include our interest in their activities. Subsequent to March 31, 2006, we disposed of this interest in connection with a settlement with a former officer, as described below in the matter regarding the Haffer legal settlement.

We currently have three main channels of activity, each conducted by a wholly owned subsidiary and one inactive division in the security products marketing arena. AirWater Corporation (“AirWater”), a Florida corporation, formed in March, 2003, has been established to design, manufacture (utilizing contract manufacturing organizations) and market systems that perform water extraction from air.

Solar One, Inc., a Florida corporation, is a wholly owned subsidiary formed to market PV Solar panels and associated products. We have made plans and announced the intention to open a marketing office in Los Angeles, California.

Solar Style, Inc., a Florida corporation and wholly owned subsidiary, was formed in July, 2003. Solar Style manufactures (subcontracted to third parties) and markets portable photovoltaic cells in leather and plastic cases for consumer electronic products. Solar Style was formed to source the manufacturing and to market the product line of photovoltaic consumer energy panel products designed by Solar Style, Ltd., a wholly owned Israeli subsidiary. We have transferred the intellectual property rights and technology rights from Solar Style, Ltd. (Israel), to Solar Style, Inc. (USA).

We formed AirWater Patents, Inc. to hold the acquired four patents we received under an agreement dated March 24, 2003, relating to this technology, from J. J. Reidy & Company, Inc. of Holden, Massachusetts. Under the terms of the agreement, we paid $300,000, and we were obligated to pay, for a one-year period, a monthly advance royalty payment of $10,000 per month. These advance royalty payments were completed on October 31, 2004, and thereafter a royalty payment of between 5 to 7.5% on all sales of equipment which uses the patented technology. Of the $300,000 purchase price, the company paid $100,000 in cash, and the balance of $200,000 was settled by issuing 4,000,000 restricted common shares. The total payment under the agreement was valued at $420,000. In January 2005, we received a termination notice from J. J. Reidy & Company, Inc., the patent holders, indicating that the License Agreement that was entered into as described above, was breached. We have filed an action in the US District Court for the Southern District in Florida in response and we do not anticipate an impact on our revenue or operations from this dispute. Pending resolution of the issues, no royalty or other payments are being made. The case has been transferred to federal court in Boston, MA., and subsequent to March 31, 2006, we have agreed and consented to submit these issues to arbitration.

Beginning in March 2003, we pursued various consulting, marketing and sales agreements. The activities covered by these agreements include, product design, electrical and mechanical engineering, systems integration, research and development, conceptual designs, global contacts, mergers and acquisitions, product and company publicity, marketing, sales and general business consulting. Our plan for development of the AirWater and photovoltaic product lines calls for utilizing outside consultants and agents to assist and/or perform the manufacturing, marketing, sales and integration of our products to the end users.

We completed an agreement to purchase all of the stock of Millennium on September 29, 2003. As part of the Millennium acquisition, we acquired 50% of Solar Style, Ltd., an Israeli company. On April 30, 2004, we acquired the remaining 50% of Solar Style, Ltd. for 500,000 shares of common stock and warrants exercisable for two years and 1 million shares of common stock valued at a price of $0.10 per share. Solar Style, Ltd. is inactive but holds certain rights to manufacture and market solar power products. In connection with the Millennium / Solar Style acquisitions, a U. S. subsidiary, Solar Style, Inc., was formed to market solar power products and systems. The manufacturing and marketing rights, as well as all intellectual property, technical know how, and all associated technologies of Solar Style, Ltd in Israel, have been transferred to Solar Style, Inc. in the United States.

Results of Operations

Results of Operations for the Fiscal Year Ended September 30, 2005 Compared to the Fiscal Year Ended September 30, 2004

Revenues and cost of sales for the fiscal year ended September 30, 2005 were earned primarily by our subsidiaries, AirWater and Millennium. Our Peruvian subsidiary had revenues which are not reported as a result of a lack of cooperation from our subsidiary’s management.

General and administrative expenses totaled $3,189,696 in the fiscal year ended September 30, 2005 and $2,832,670 in the fiscal year ended September 30, 2004. The increase in expenses resulted from activities associated with the entrance into the air-water technology industry.

General and administrative expenses for the fiscal years ended September 30, 2005 and 2004 were comprised of the following items:

	2005	2004
Consultants and outside services	$965,657	$1,114,528
Depreciation	16,069	13,079
Disposition of Demonstration Equipment	392,751	—
Financing costs and fund raising expense	169,479	187,597
Legal expense	585,986	322,482
Miscellaneous and other expenses	452,090	238,456
Professional fees	140,971	245,893
Rent	108,882	78,432
Salaries	170,405	313,458
Travel	187,406	318,745
	$3,189,696	$2,832,670

Six Months Ended March 31, 2006 Compared to the Six Months Ended March 31, 2005.

Revenues increased $246,908 from $489,897 for the six months ended March 31, 2005 compared to $736,805 for the six months ended March 31, 2006. Cost of sales for the six months ended March 31, 2005 were $489,763 or 99.9% of sales compared to $681,665 or 92.5% of sales for the six months ended March 31, 2006. The high cost of sales in 2006 and 2005 resulted from low margin sales, due to the Company’s attempts to develop market share, and the lack of anticipated economies of production.

Sales and Marketing expenses increased $39,043 from $116,189 for the six months ended March 31, 2005 to $155,232 for the six months ended March 31, 2006, in part due to the expansion of the Company’s sales activities. Sales and Marketing expenses were composed of the following items:

	03/31/06	3/31/05
Consultants	$92,734	$90,818
Sales office	62,498	628
Travel	—	12,943
Commissions	—	11,800
Total	$155,232	$116,189

General and Administrative expenses for the six months ended March 31, 2006 amounted to $1,265,079 compared to $1,398,159 for the six months ended March 31, 2005. The most significant differences result from the pursuit and settlement of various legal actions. General and Administrative expenses were composed of the following items:

	03/31/06	3/31/05
Salaries	$88,770	$35,362
Bad debt	—	88,414
Shareholder communications	26,269	69,227
Consultants	378,675	464,105
Debt retirement settlement	—	172,478
Depreciation and amortization	24,245	35,704
Legal and professional	419,212	251,098
Other expenses	40,561	101,745
Rent expense	56,280	53,724
Travel expense	205,744	126,302
Total	$1,239,015	$1,398,159

Net losses for the six months ended March 31, 2006 were ($1,725,728), as compared with ($2,081,561) for the six months ended March 31, 2005.

Liquidity and Capital Resources

On March 31, 2006 we had cash and cash equivalents of $569,165 compared with $197,667 as of September 30, 2005. This represents a cash increase of $371,498 from the cash position at September 30, 2005. This increase resulted primarily from the excess of net cash provided by investing and financing activities over the $1,488,396 net cash used by operating activities. We received proceeds from the sale of convertible debentures and funds received in private placements of our common stock in the amount of $1,895,000. Funds were used in investing activities in the amount of $46,638 for the purchase of equipment and in financing activities in the amount of $2,981 for the repayment of notes payable.

We are almost entirely dependent on equity investments at this time and recognize that without these investments we would not be able to continue as a going concern. As noted above, cash used in operations for the six months ended March 31, 2006 was $1,488,396. We have had negative cash flows from operations in the past and do not anticipate that revenues will contribute substantially to our cash flows in the short term. We do not have sufficient resources to meet current obligations without continuing equity investments. Prior financing arrangements, as disclosed in our SB-2 filed March 15, 2001, are no longer in effect. We must obtain approval from our current debenture holders to place additional debt against our assets. There are no assurances that we would be able to secure that approval, if we did have the opportunity to secure additional debt. We are attempting to negotiate with trade creditors to convert existing obligations, including any accrued interest, to common stock in satisfaction of those obligations. We have received agreement from our current debenture holders to convert their existing debt to equity, but there are no requirements for the debt holders to adhere to that consent.

During the six months ended March 31, 2006, we received debt and equity investments of $1,895,000. These investments were in the form of issuance of our common stock in various private placements and advance payments on private placements. These proceeds were used to fund our operating deficit and equipment purchases.

While management builds the AirWater and solar cell product businesses and has now sold Millenium, which has been generating losses, current operating cash is being provided by the sale of common stock under private placements. There was a working capital deficit at March 31, 2006 in the amount of $782,105. Management is attempting to reduce this deficit through arrangements with creditors and infusion of equity investments. We have reached favorable agreements with a number of the creditors, but have not had the resources to satisfy the obligation under the revised debt. If we do not make satisfactory arrangements with all of the creditors or obtain short term financing, we may not be able to continue as a viable concern.

We do not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The listing is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with less need for management’s judgment in their application. The impact and associated risks related to these policies on our business operations are discussed throughout this “Management’s Discussion and Analysis or Plan of Operations” where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to the Consolidated Financial Statements in Item 7. Note that our preparation of this prospectus requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition and Accounts Receivable

Revenues from the sales of products are recognized in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB No. 104”), when persuasive evidence of an arrangement exists and delivery of the product or service has occurred, provided that the collection of the resulting receivable is probable, the price is fixed or determinable, and no significant obligation exists. We do not grant a right of return. Grants related to research and development projects are recognized as the expenses relating to the grant are incurred.

Intangibles and Goodwill

Intangibles consist of patents and licenses, which are amortized over an estimated useful life of 10 years, and goodwill, which is not amortized. Under SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is now subject only to impairment reviews. A fair-value-based test is applied at the reporting unit level, which is generally one level below the segment level. This test requires various judgments and estimates. A goodwill impairment loss will be recorded for any goodwill that is determined to be impaired. Goodwill is tested for impairment at least annually.

Stock Based Compensation

From time to time we have compensated key employees with shares of common stock in lieu of salary.

Shipping Costs

Shipping costs are expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred.

Research & Development

Research & development costs, including costs for the improvement or refinement of existing products, are expensed as incurred.

Recent Accounting Pronouncement

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123, Share-Based Payments (revised 2004), (“SFAS No. 123R”). This statement eliminates the option to apply the intrinsic value measurement provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, to stock based compensation issued to employees. The Statement requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award at the date of grant, and recognize that cost over the period during which an employee is required to provide services in exchange for the award. SFAS No. 123R is effective as of the first annual reporting period that begins after December 15, 2005. As of January 1, 2005, SFAS No. 123R applies to the Company. Adoption of SFAS No. 123R will not have a material effect on the Company’s results of operations.

MANAGEMENT

Our executive officers and directors and their ages as of December 30, 2005 are as follows:

Name	Age	Position	Period of Service

Michael J. Zwebner	53	Chairman of the Board and CEO	November 2001-present
Curtis Orgill	56	CFO and Director	November 2001-present
Ramsey Sweis	39	Director	May 1998-present
Alexander Walker, Jr.	79	Director	November 2001-present

MICHAEL ZWEBNER has served as a Director of the Company since November, 2001 and is the Chairman of the Board of Directors. He is the founder of TVC Telecom, Inc. (formerly Talk Visual Corporation) and has served as a Director and its Chairman of the Board of Directors from September, 1998 until March, 2003. From 1974 to 1986, Mr. Zwebner founded and ran a travel and tourism company and a charter airline, specializing in the areas of air charter travel, wholesale ticketing and general business and tourist travel. From 1986 to 1990, Mr. Zwebner owned and operated several real estate companies as well as managed a chain of five family restaurants and related catering services in England. From 1991 to 1997, Mr. Zwebner founded and served as Vice-President of Cardcall International Holdings Inc. (USA) and Operating Manager of Cardcall (UK) Ltd. for which he designed and developed telecommunications and marketing concepts and organized the prepaid phone card operations. Mr. Zwebner also coordinated corporate finance activities for Cardcall. Mr. Zwebner is also chairman and CEO of Reddi Brake Supply Corporation and a director of Corridor Communications Corp. However, he devotes substantially all his business time and attention to the business of the Company.

ALEX WALKER, JR. has served as a Director of the Company since November, 2001. Mr. Walker, from prior to 2001 until 2002, served as Chairman of the Board of the Nevada Agency and Trust Company in Reno, Nevada, a licensed and registered trust company and transfer agent in business since 1903. He is now retired. He received his B.A. from Waynesburg College in 1950 and his J.D. from the University of Pittsburgh School of Law in 1952. From 1956 to date, he has maintained a private practice as an attorney.

CURTIS A. ORGILL has served as a Director of the Company since November, 2001. He received his Bachelor of Science degree in 1974 from Brigham Young University. He worked for Deloitte Haskins & Sells in Salt Lake City, Utah. Later he transferred to Reno, Nevada where he helped establish their new office. While in Reno, Mr. Orgill was the Partner-in-Charge of the tax department there and was the senior tax partner in the state of Nevada. While with Deloitte, Mr. Orgill was on its National Industry Teams for Qualified Retirement Plans and Agribusiness. Since 1995, he has been a principal with Bartig, Basler & Ray, CPA’s, Inc., a regional accounting firm with headquarters in Sacramento, California. He is the treasurer of the Northern Nevada International Center and of the BYU Management Society of Northern Nevada. He has chaired the Taxation Committee for the Nevada Society of Certified Public Accountants. He is a former treasurer and board member of the Nevada Museum of Art, the American Lung Association of Reno, the Economic Development Authority of Western Nevada, and the Northern Nevada Development Authority. He was a founding board member of the Nevada World Trade Council and was a member of the Advisory Council for the University of Nevada, Reno College of Business.

RAMSEY SWEIS has served as a Director of the Company since May 1998. He is CEO and founder of AQABA Holdings, LLC, a Michigan based global search engine marketing, custom software and web development company since March 2004. Mr. Sweis is recognized worldwide as an expert in internet marketing, search engine optimization, and related areas of Information Technology. From May 2002 to January 2004, Mr. Sweis served as Vice President of search engine optimization firm Net Generation, Inc. He is also currently serving as board member for the Company and continues to guide the Company’s long-term growth. Prior to joining UCSY, Mr. Sweis served as a member of the Board of public company World Wide Wireless Communications, a Global Wireless Internet Service Provider from May 1998 to January 2002. World Wide’s business plan involved the acquisition and build out of substantial wireless frequency spectrum in the 2.5 to 2.7 GHz band (MMDS), especially in developing countries. During his tenure with World Wide, it was able to raise in excess of $12 million dollars and acquired rights to frequency spectrum in an additional 40 locations within the United States, as well as in Peru, Argentina, India, and Thailand. In October 2000 it commenced digital broadband wireless Internet service in Lima, Peru. He has had extensive experience in management and in the product design industry. From 1986 to 1998, Mr. Sweis has been a leader and developer of high performance teams by enabling, training and motivating team members. In the recent past he has provided computer and engineering services to General Motors and Chrysler Corporation and Tier One level vendors.

During the fiscal year ended September 30, 2005 the Board of Directors of the Company did not meet but instead took action twice by unanimous written consent.

Michael J. Zwebner devotes almost 100% of his business time and attention to the business of this Company. The other directors are generally available to offer advice and attend Board meetings. Time spent by these directors on Company business will vary greatly, but generally would not exceed one or two hours a week. Mr. Walker is currently retired while Mr. Orgill works full time as a principal of Bartig, Basler & Ray, CPA’s, Inc. and Mr. Sweis works full time as CEO of AQABA Holdings, LLC.

Director Compensation

The Company has no standard arrangements pursuant to which directors of the Company are compensated for any services provided as a director.

During the fiscal year ended September 30, 2005, the following amounts were paid to the Directors for their past and future services:

Ramsey Sweis	1,600,000 common shares	$48,000
Curtis Orgill	1,600,000 common shares	$48,000
Alexander Walker, Jr.	1,600,000 common shares	$48,000
Ami Elazari	800,000 common shares	$24,000

Limitation of Liability and Indemnification Matters

Our Bylaws provide that we may indemnify any director, officer and agent or employee against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon them in connection with any proceeding in which they may become involved by reason of their being or having been a director, officer, employee or agent of our Company. Moreover, our Bylaws provide that we shall have the right to purchase and maintain insurance on behalf of any such persons whether or not we would have the power to indemnify such person against the liability insured against. Insofar as indemnification may be afforded for liabilities arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended September 30, 2005, we believe that Ramsey Sweis, Ami Elazari, Alexander Walker, Jr. and Curtis Orgill have not filed the required Form 4.

Executive Compensation

The following table sets forth certain summary information concerning compensation paid or accrued by the Company on behalf of the Chief Executive Officer and Ami Elazari. No other executive officers of the Company have total annual salary and bonus for fiscal year 2005 which exceeded $100,000, with respect to services rendered by such persons to the Company and its subsidiaries for each of the fiscal years ended September 30, 2005, 2004 and 2003.

Name and Principal Position	Year	Salary ($)	Other Annual Compensation ($)	Long-Term Compensation Awards ---Securities--- Underlying Options (#)
Michael J. Zwebner (1) Chairman of the Board of Directors, CEO	2005 2004 2003	$240,000 $240,000 (2) $240,000 (3)	-0- -0- -0-	-0- -0- -0-
Ami Elazari Former Director	2005 2004 2003	$ 96,000 $ 96,000 -0-	$ 24,000 -0- -0-	-0- -0- -0-

____________

(1)

Mr. Zwebner works for us under a consulting contract with Overseas Communications, Ltd. (a BVI corporation).

(2)

For the fiscal year ended September 30, 2004, this amount was paid $157,000 in cash and the Company issued 85,000 shares of common stock.

(3)

For the fiscal year ended September 30, 2003, this amount was paid $80,000 in cash and the Company issued 2,574,883 shares of common stock.

AGGREGATED OPTION EXERCISES IN FISCAL 2005
AND VALUE OF OPTIONS AT SEPTEMBER 30, 2005

The following tables set forth certain information with respect to the Company’s Chief Executive Officer concerning unexercised stock options held as of September 30, 2005.

Individual Grants

	Fiscal Year Options Granted	Number of Securities Underlying Options Granted	Percent of options granted to employees from 9/30/05	Exercise Price ($/Share)	Options Exercised as of 9/30/05	Expiration Date
NONE

Aggregated Options/SAR Exercises at September 30, 2004
	Number of Securities Underlying Unexercised Options/SARS at September 30, 2005 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARS at September 30, 3005 Exercisable/Unexercisable
NONE

Stock Compensation Plans

All share amounts have been adjusted to reflect a 1 for 1,000 reverse split August 23, 2002.

2005 Stock Compensation Plan

We adopted the 2005 Stock Compensation Plan, referred to as the “2005 Plan,” on December 21, 2005. The purpose of the 2005 Plan is to promote the long-term interests of the company and its stockholders by providing a means for attracting and retaining officers, directors and other key employees of and consultants to us and our affiliates by providing for awards in the form of common stock.

All of our officers, directors, important consultants and key employees of any our present or future parent or subsidiary corporations are eligible to receive an award of stock under the Plan.

The dollar value of awards of restricted stock granted under the 2005 Plan is based upon the fair market value of common stock on the date of grant.

The 2005 Plan is administered by our board of directors. Under the 2005 Plan, the board has the right to adopt such rules for the conduct of its business and the administration of the 2005 Plan as it considers desirable. The board has the right to construe the 2005 Plan and the options or awards of restricted stock issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the 2005 Plan and the options or awards of restricted stock issued pursuant to it.

The 2005 Plan authorized the issuance of up to 25,000,000 shares of common stock. As of June 15, 2006, 24,889,590 shares have been awarded under the 2005 Plan.

All issuances to non-employee consultants and advisors were to natural persons who provided bona fide services and such services were not in connection with the offer or sale of securities in a capital raising transaction and the individual does not directly or indirectly promote or maintain a market for our securities.

2004 Stock Compensation Plan

We adopted the 2004 Stock Compensation Plan, referred to as the “2004 Plan,” on December 18, 2004. The purpose of the 2004 Plan is to promote the long-term interests of the company and its stockholders by providing a means for attracting and retaining officers, directors and other key employees of and consultants to us and our affiliates by providing for awards in the form of common stock.

All of our officers, directors, important consultants and key employees of any our present or future parent or subsidiary corporations are eligible to receive an award of stock under the Plan.

The dollar value of awards of restricted stock granted under the 2004 Plan is based upon the fair market value of common stock on the date of grant.

The 2004 Plan is administered by our board of directors. Under the 2004 Plan, the board has the right to adopt such rules for the conduct of its business and the administration of the 2004 Plan as it considers desirable. The board has the right to construe the 2004 Plan and the options or awards of restricted stock issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the 2004 Plan and the options or awards of restricted stock issued pursuant to it.

The 2004 Plan authorized the issuance of up to 10,000,000 shares of common stock. As of June 15, 2006, 9,756,000 shares have been awarded under the 2004 Plan. The following individuals were awarded shares under the 2004 Plan:

All issuances to non-employee consultants and advisors were to natural persons who provided bona fide services and such services were not in connection with the offer or sale of securities in a capital raising transaction and the individual does not directly or indirectly promote or maintain a market for our securities.

2003 Stock Compensation Plan

We adopted the 2003 Stock Compensation Plan, referred to as the “2003 Plan,” on December 18, 2003. The purpose of the 2003 Plan is to promote the long-term interests of the company and its stockholders by providing a means for attracting and retaining officers, directors and other key employees of and consultants to us and our affiliates by providing for awards in the form of common stock.

All of our officers, directors, important consultants and key employees of any our present or future parent or subsidiary corporations are eligible to receive an award of stock under the Plan.

The dollar value of awards of restricted stock granted under the 2003 Plan is based upon the fair market value of common stock on the date of grant.

The 2003 Plan is administered by our board of directors. Under the 2003 Plan, the board has the right to adopt such rules for the conduct of its business and the administration of the 2003 Plan as it considers desirable. The board has the right to construe the 2003 Plan and the options or awards of restricted stock issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the 2003 Plan and the options or awards of restricted stock issued pursuant to it.

The 2003 Plan authorized the issuance of up to 11,000,000 shares of common stock. As of June 15, 2006, 10,948,825 shares have been awarded under the 2003 Plan.

All issuances to non-employee consultants and advisors were to natural persons who provided bona fide services and such services were not in connection with the offer or sale of securities in a capital raising transaction and the individual does not directly or indirectly promote or maintain a market for our securities.

2002-C Stock Compensation Plan

We adopted the 2002-C Stock Compensation Plan, referred to as the “2002-C Plan,” on November 11, 2002. The purpose of the 2002-C Plan is to promote the long-term interests of the company and its stockholders by providing a means for attracting and retaining officers, directors and other key employees of and consultants to us and our affiliates by providing for awards in the form of common stock.

All of our officers, directors, important consultants and key employees of any our present or future parent or subsidiary corporations are eligible to receive an award of stock under the Plan.

The dollar value of awards of restricted stock granted under the 2002-C Plan is based upon the fair market value of common stock on the date of grant.

The 2002-C Plan is administered by our board of directors. Under the 2002-C Plan, the board has the right to adopt such rules for the conduct of its business and the administration of the 2002-C Plan as it considers desirable. The board has the right to construe the 2002-C Plan and the options or awards of restricted stock issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the 2002-C Plan and the options or awards of restricted stock issued pursuant to it.

The 2002-C Plan authorized the issuance of up to 5,000,000 shares of common stock. As of June 15, 2006, 4,957,533 shares have been awarded under the 2002-C Plan.

All issuances to non-employee consultants and advisors were to natural persons who provided bona fide services and such services were not in connection with the offer or sale of securities in a capital raising transaction and the individual does not directly or indirectly promote or maintain a market for our securities.

2002-B Stock Compensation Plan

We adopted the 2002-B Stock Compensation Plan, referred to as the “2002-B Plan,” on October 21, 2002. The purpose of the 2002-B Plan is to promote the long-term interests of the company and its stockholders by providing a means for attracting and retaining officers, directors and other key employees of and consultants to us and our affiliates by providing for awards in the form of common stock.

All of our officers, directors, important consultants and key employees of any our present or future parent or subsidiary corporations are eligible to receive an award of stock under the Plan.

The dollar value of awards of restricted stock granted under the 2002-B Plan is based upon the fair market value of common stock on the date of grant.

The 2002-B Plan is administered by our board of directors. Under the 2002-B Plan, the board has the right to adopt such rules for the conduct of its business and the administration of the 2002-B Plan as it considers desirable. The board has the right to construe the 2002-B Plan and the options or awards of restricted stock issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the 2002-B Plan and the options or awards of restricted stock issued pursuant to it.

The 2002-B Plan authorized the issuance of up to 500,000 shares of common stock. As of June 15, 2006, 411,390 shares have been awarded under the 2002-B Plan.

All issuances to non-employee consultants and advisors were to natural persons who provided bona fide services and such services were not in connection with the offer or sale of securities in a capital raising transaction and the individual does not directly or indirectly promote or maintain a market for our securities.

2002-A Stock Compensation Plan

We adopted the 2002-A Stock Compensation Plan, referred to as the “2002-A Plan,” on June 17, 2002. The purpose of the 2002-A Plan is to promote the long-term interests of the company and its stockholders by providing a means for attracting and retaining officers, directors and other key employees of and consultants to us and our affiliates by providing for awards in the form of common stock.

All of our officers, directors, important consultants and key employees of any our present or future parent or subsidiary corporations are eligible to receive an award of stock under the Plan.

The dollar value of awards of restricted stock granted under the 2002-A Plan is based upon the fair market value of common stock on the date of grant.

The 2002-A Plan is administered by our board of directors. Under the 2002-A Plan, the board has the right to adopt such rules for the conduct of its business and the administration of the 2002-A Plan as it considers desirable. The board has the right to construe the 2002-A Plan and the options or awards of restricted stock issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the 2002-A Plan and the options or awards of restricted stock issued pursuant to it.

The 2002-A Plan authorized the issuance of up to 60,000,000 shares of common stock. As of June 15, 2006, 42,181,966 shares have been awarded under the 2002-A Plan.

All issuances to non-employee consultants and advisors were to natural persons who provided bona fide services and such services were not in connection with the offer or sale of securities in a capital raising transaction and the individual does not directly or indirectly promote or maintain a market for our securities.

2002 Stock Compensation Plan

We adopted the 2002 Stock Compensation Plan, referred to as the “2002 Plan,” on January 18, 2002. The purpose of the 2002 Plan is to promote the long-term interests of the company and its stockholders by providing a means for attracting and retaining officers, directors and other key employees of and consultants to us and our affiliates by providing for awards in the form of common stock.

All of our officers, directors, important consultants and key employees of any our present or future parent or subsidiary corporations are eligible to receive an award of stock under the Plan.

The dollar value of awards of restricted stock granted under the 2002 Plan is based upon the fair market value of common stock on the date of grant.

The 2002 Plan is administered by our board of directors. Under the 2002 Plan, the board has the right to adopt such rules for the conduct of its business and the administration of the 2002 Plan as it considers desirable. The board has the right to construe the 2002 Plan and the options or awards of restricted stock issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the 2002 Plan and the options or awards of restricted stock issued pursuant to it.

The 2002 Plan authorized the issuance of up to 30,000 shares of common stock. As of June 15, 2006, 30,000 shares have been awarded under the 2002 Plan.

All issuances to non-employee consultants and advisors were to natural persons who provided bona fide services and such services were not in connection with the offer or sale of securities in a capital raising transaction and the individual does not directly or indirectly promote or maintain a market for our securities.

2001 Andrew Reckles Consulting Agreement

On March 13, 2001, we entered into a consulting agreement with Mr. Andrew Reckles whereby he agreed to provide advisory services to management and to the board of directors in exchange for 850 shares of our common stock. We adopted the 2001 Andrew Reckles Consulting Agreement on December 3, 1999 and all shares under the plan have been issued.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 30, 2005, the number and percentage of shares of Common Stock beneficially owned (as defined in Rule 13d-3 adopted under the Exchange Act) by (a) all persons known to the Company to own beneficially more than 5% of any class of voting security of the Company, (b) each of the Company’s directors, (c) the Company’s Chief Executive Officer and (d) all directors and executive officers of the Company as a group. See also “Selling Shareholders”.

Name of Named Executive Officer, Director, or Beneficial Owner	Number of Shares		Percentage Ownership	Upon Exercise of Options or Warrants
Michael J. Zwebner (2)	28,777,609	(1)	9.2%	0
Alexander Walker, Jr. (2)	2,157,000		*	0
Ramsey Sweis (2)	3,323,970		*	500,000
Curtis Orgill (2)	1,851,000		*	0
Ami R. Elazari (2)	5,780,159		1.8%
Executive Officers and Directors as a Group - 5 individuals	41,889,738		13.3%
Port Universal Ltd. c/o Greenwood & Company - Solicitors Premier House 13-13 Hatton Garden London W1 UK	17,764,932		5.9%
Overseas Communication Holdings, Inc. c/o Greenwood & Company - Solicitors Premier House 13-13 Hatton Garden London W1 UK	21,124,885		6.7%

____________

*

Less than 1%

(1)

Includes 7,034,587 shares beneficially held by Overseas Communications Limited, 991,531 shares beneficially held by Overseas Development Holdings Limited and 5,919,635 shares beneficially held by Port Universal.

(2)

The address of each such person is c/o the Company, 407 Lincoln Rd., Ste 12F, Miami Beach, FL 33139.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Commencing November 1, 2001, we engaged the services of the Chairman Michael Zwebner under a consulting agreement through Overseas Development Holdings Corporation, a foreign corporation. The annual payment is $240,000. Overseas Development Holdings Corporation is 33% owned by our Chairman. In addition, from time to time we have sold shares of common stock in private placements to Overseas Development Holdings Corporation and two other companies in which Mr. Zwebner has a minority interest, Port Universal, Ltd. and Overseas Communications Limited. Mr. Zwebner also serves as President of Reddi Brake Supply Corporation and as a director of Corridor Communications Corporation.

DESCRIPTION OF CAPITAL STOCK

The voting securities of the Company consist of its common stock, which is presently traded on the OTC Bulletin Board Market, and its preferred stock, which is not publicly traded. As of July 10, 2006 the Company had 375,131,009 shares of common stock issued and outstanding and 1.5 billion shares (increased from 800 million on March 31, 2006) of common stock authorized, and 79,000 shares of preferred stock issued and outstanding and 10,000,000 shares authorized.

The Company has outstanding:

•

30,000 shares of Series A 8% Convertible Preferred Stock, each share of which is convertible into 1,000 shares of common stock;

•

19,000 shares of Series B 8% Convertible Preferred Stock, each share of which is convertible into 1,000 shares of common stock; and

•

30,000 shares of Series C 8% Convertible Preferred Stock, each share of which is convertible into 1,000 shares of common stock.

In addition, the Company has outstanding the following warrants to purchase common stock at $0.015 per share:

•

Warrants expiring April 19, 2009 to purchase 4,545,455 shares of common stock;

•

Warrants expiring December 6, 2009 to purchase 16,666,667 shares of common stock;

•

Class A Warrants expiring January 5, 2010 to purchase 10,000,000 shares of common stock;

•

Class B Warrants expiring January 5, 2010 to purchase 5,000,000 shares of common stock;

•

Class C Warrants expiring January 5, 2010 to purchase 5,000,000 shares of common stock; and

•

Class B Warrants expiring August 28, 2006 to purchase 150,402,500 shares of common stock at $0.015 per share.

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of preferred stock are entitled to the number of votes for each share held of record as the number of shares of common stock such share is convertible into. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of Directors of the Company may elect all of the Directors standing for election. After providing for any preferential amounts payable to the holders of preferred stock, holders of common stock will be entitled to receive ratably any dividends if, as and when declared by the Board of Directors and upon dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its stockholders for the purpose of winding up its affairs and to receive the remaining property and assets of the Company legally available for distribution to holders of common stock. Holders of common stock have no cumulative voting rights nor any pre-emptive, subscription, redemption or conversion rights. All outstanding shares of common stock are validly issued, fully paid and non-assessable.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to April 3, 2002, our common stock was traded on the over the counter Bulletin Board market under the symbol “WLGS”. From April 4, 2002 through August 22, 2002 our common stock was traded on the over the counter Bulletin Board market under the symbol “UCSI”. From August 23, 2002 to the present, our common stock is trading on the over the counter Bulletin Board market under the symbol “UCSY”.

The following table sets forth the range of high and low closing bid prices for each period indicated as reported by the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations provided reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Price Range for Common Stock

	High	Low
Fiscal Year September 30, 2006
First Quarter	$0.035	$0.015
Second Quarter	$0.028	$0.013
Third Quarter	$0.020	$0.011
Fourth Quarter (through July 6, 2006)	$0.011	$0.011

Fiscal Year September 30, 2004
First Quarter	$0.050	$0.015
Second Quarter	$0.088	$0.029
Third Quarter	$0.045	$0.024
Fourth Quarter	$0.042	$0.022

Fiscal Year September 30, 2004
First Quarter	$0.115	$0.060
Second Quarter	$0.081	$0.045
Third Quarter	$0.160	$0.043
Fourth Quarter	$0.058	$0.043

Since our shares began trading on the OTC Bulletin Board in 1997, the prices for our shares have fluctuated widely. There may be many factors which may explain these variations, but we believe that the following are some of these factors:

•

the demand for our common stock;

•

the number of market makers for our common stock;

•

developments in the market for broadband Internet access and wireless transmission in particular; and

•

changes in the performance of the stock market in general.

Companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we become the object of securities class action litigation, it could result in substantial costs and a diversion of our management’s attention and resources and have an adverse effect on our business, financial condition and results of operations. In addition, holders of shares of our common stock could suffer substantial losses as a result of fluctuations and declines in the stock price.

There are approximately 600 holders of record and an estimated 7,800 holders in street name of our common stock as of September 30, 2005.

The trading of our shares is subject to limitations set forth in Rule 15g-9 of the Securities Exchange Act of 1934. This rule imposes sales practice requirements on broker-dealers who sell so-called penny stocks to persons other than established customers, accredited investors or institutional investors. Accredited investors are generally defined to include individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouses during the previous two years and expected annual income of that amount during the current year. For sales of shares to other persons, broker-dealers must make special suitability determinations, and obtain the written consent of the purchaser to the sale prior to consummating the sale and are generally prohibited from making cold-calls or other unsolicited inquiries to purchasers without complying with these rules. These rules may adversely affect the ability of broker-dealers and others to sell our shares or to sell shares in the secondary market.

No cash dividends have been declared to date on our Company’s common stock. We expect that all earnings, if any, will be retained to finance the growth of our Company and that no cash dividends will be paid for the foreseeable future.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Torys LLP, New York, New York.

EXPERTS

Reuben E. Price & Co. Public Accountancy Corporation, independent registered public accounting firm, has audited our consolidated financial statements included in this prospectus for the years ended September 30, 2004 and 2005, as set forth in their report, which is included in this prospectus and elsewhere in the registration statement. Our financial statements are included in this prospectus in reliance on Reuben E. Price & Co. Public Accountancy Corporation’s report, given on their authority as experts in accounting and auditing.

REUBEN E. PRICE & CO.

REUBEN E. PRICE, C.P.A. (1904-1986)	PUBLIC ACCOUNTANCY CORPORATION	MEMBERS
——	FOUNDED 1942	AMERICAN INSTITUTE OF
RICHARD A. PRICE, C.P.A.		CERTIFIED PUBLIC ACCOUNTANTS
	703 MARKET STREET	——
	SAN FRANCISCO, CA 94103	SECURITIES AND EXCHANGE
	——	COMMISSION PRACTICE SECTION
	(415) 982-3556	OF THE AMERICAN INSTITUTE OF
	FAX (415) 957-1178	CERTIFIED PUBLIC ACCOUNTANTS
——
CALIFORNIA SOCIETY OF
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of

Universal Communication Systems, Inc.

We have audited the accompanying consolidated balance sheet of Universal Communication Systems, Inc. and subsidiaries (the Company), as of September 30, 2005, and the related consolidated statements of operations, stockholders’ deficit and cash flows, for the years ended September 30, 2005 and 2004. The consolidated financial statements of Universal Communication Systems, Inc. and subsidiaries are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with The Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of the Company and subsidiaries, as of September 30, 2005 and the results of their operations and their cash flows for the years ended September 30, 2005 and 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company’s current liabilities exceed current assets by over $1.5 million, and it has suffered recurring losses that raise substantial doubt about its ability to continue as a going concern. Realization of a major portion of the assets is dependent upon the Company’s ability to meet its future financing requirements, and the success of future operations, the outcome of which cannot be determined at this time. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

REUBEN E. PRICE & CO.

January 12, 2006

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

September 30, 2005
ASSETS
Current Assets:
Cash & cash equivalents	$313,992
Accounts receivable, net	254,621
Note receivable	139,900
Inventory, finished goods	150,251
Prepaid expenses	75,209
Total Current Assets	933,973
Fixed Assets, Net	40,666
Other Assets:
Intangibles (including goodwill of $30,000), net	509,074
Deposits	27,979
Total Other Assets	537,053
Total Assets	$1,511,692

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable, trade	$290,410
Short-term bank credit	218,554
Accrued expenses	870,400
Due to related parties	87,893
Liabilities of discontinued operations	946,794
Total Current Liabilities	2,414,051
Long-term Liabilities:
Convertible debentures, net of current portion	1,550,239
Total Liabilities	3,964,290
Commitments and Contingencies	—

Shareholders’ Deficit:
Preferred stock, par value $.001 per share, 10,000,000 shares authorized, 90,000 shares issued and outstanding	90
Common stock, par value $.001 per share, 800,000,000 shares authorized, 306,069,950 shares issued and outstanding	306,070
Additional paid-in capital	36,550,987
Accumulated deficit	(39,216,245)
Accounts receivable, shareholder	(93,500)
Total Shareholders’ Deficit	(2,452,598)
Total Liabilities and Shareholders’ Deficit	$1,511,692

The accompanying notes are an integral part of these financial statements.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended September 30,
	2005	2004

Revenues, net	$1,295,467	$375,007
Cost of Revenues	960,700	292,841
Gross Margin	334,767	82,166

Operating Expenses:
Sales and marketing	967,048	403,787
Research and development	26,749	—
General and administrative	2,879,964	2,907,670
Total Operating Expenses	3,873,761	3,311,457
Net Operating (Loss)	(3,538,994)	(3,229,291)

Other Income & Expense
Interest income	11,543	11,575
Less: Interest expense	248,241	314,217

Other Expense, net	(236,698)	(302,642)

Net (Loss)	(3,775,692)	(3,531,933)

Dividends on preferred stock	(64,022)	(11,000)

Net (Loss) available to common stockholders	$(3,839,724)	$(3,542,933)

Basic and Diluted Net Operating Loss per Common Share	$(0.014)	$(0.024)
Basic and Diluted Net Loss per Common Share	$(0.015)	$(0.027)

Basic and Diluted Weighted Average Shares Outstanding	252,666,228	132,537,737

The accompanying notes are an integral part of these financial statements.

UNIVERSAL COMMUNICATIONS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

For the Years Ended September 30, 2005 and 2004

	Common Stock		Preferred Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Deficit
	Shares	Amount

Balance, September 30, 2003	81,223,246	$81,223	$—	$26,482,580	$(31,833,598)	$(93,500)	$(5,363,295)
Preferred stock issued in private placement at $10 per share for 30,000 shares	—	—	30	299,970	—	—	300,000
Common stock issued in private placements between $0.02 and $.06 per share	60,593,464	60,595	—	2,232,859	—	—	2,293,454
Common stock issued in payment of note payable	300,000	300	—	25,634	—	—	25,934
Conversions of debentures for common stock between $0.0287 and $0.15 per share	43,506,234	43,506	—	2,432,430	—	—	2,475,936
Common stock issued for services between $0.040 and $0.11 per share	16,776,309	16,776	—	1,006,938	—	—	1,023,714
Common stock issued for purchase of subsidiary at $.06 per share	500,000	500	—	29,500	—	—	30,000
Dividends on preferred stock	—	—	—	—	(11,000)	—	(11,000)
Net loss for the fiscal year ended, September 30, 2004	—	—	—	—	(3,531,933)	—	(3,531,933)
Balance, September 30, 2004	202,899,253	$202,900	$30	$32,509,911	$(35,376,531)	$(93,500)	$(2,757,190)
Preferred stock issued in private placement at $10. per share or 60,000 shares	—	—	60	599,940	—	—	600,000
Common stock issued in private placements between $0.012 and $.03077 per share	37,370,186	37,370	—	867,514	—	—	904,884
Conversions of debentures for common stock between $0.0192 and $0.50 per share	23,160,895	23,161	—	1,142,404	—	—	1,165,565
Common stock issued for services between $0.030 and $0.08 per Share	42,639,615	42,640	—	1,431,218	—	—	1,473,858
Dividends on preferred stock	—	—	—	—	(64,022)	—	(64,022)
Net loss for the fiscal year ended, September 30, 2005	—	—	—	—	(3,775,692)	—	(3,775,692)
Balance, September 30, 2005	306,069,949	$306,071	$90	$36,550,987	$(39,216,245)	$(93,500)	$(2,452,597)

The accompanying notes are an integral part of these financial statements.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended September 30,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(3,775,692)	$(3,531,933)
Adjustments to reconcile net loss from operations to net cash used by operating activities:
Common stock issued for services	976,380	1,023,714
Common stock issued for contract settlement	497,478	—
Disposition of demo equipment	371,572	—
Settlement of notes payable	(60,000)	—
Depreciation and amortization expense	77,909	88,079
Interest payable added to principal of debentures	42,057	79,330
Interest payable added to principal of note payable	—	15,254
Accrued interest on notes receivable	(11,543)	(11,575)
Changes in operating assets and liabilities:
(Increase) Decrease in accounts receivable	(152,612)	3,850
(Increase) in inventory	(108,257)	(37,094)
(Increase) Decrease in prepaid and other	(9,848)	(39,727)
(Increase) Decrease in deposits	(3,846)	—
Increase (Decrease) in accrued expenses and accounts payable	(195,838)	888,658
Net Cash (Used) by Operating Activities	(2,352,240)	(1,521,444)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of patent rights	—	(9,200)
Purchase of fixed assets	(16,490)	(381,637)
(Increase) in advances to related parties	—	(11,368)
Net Cash (Used) by Investing Activities	(16,490)	(402,205)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of short term notes	450,000	—
Proceeds (repayment) of overdraft facility	218,554	(25,721)
Repayment of note payable	—	(274,066)
Proceeds from issuance of common stock	904,885	2,293,452
Proceeds from issuance of preferred stock	600,000	300,000
Increase (Decrease) in advances from related parties	56,149	(61,564)
Net Cash Provided by Financing Activities	2,229,588	2,232,101
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(139,142)	308,452
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	453,134	144,682
CASH AND CASH EQUIVALENTS AT END OF YEAR	$313,992	$453,134

The accompanying notes are an integral part of these financial statements.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	For the Year Ended September 30,
	2005	2004

SUPPLEMENTAL DISCLOSURES OF CASH:
Interest paid	$—	$—
Income taxes paid	$—	$—
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Interest accrued on debentures, added to the principal of the debentures	$42,057	$79,333
Interest accrued on note payable added to the principal of the note	$—	$15,254
Dividends accrued on preferred stock	$64,022	$11,000
Debentures converted to capital stock	$1,165,565	$2,475,936
Capital stock issued in acquisition of subsidiary	$—	$30,000
Capital stock issued in payoff of note payable	$—	$25,934

The accompanying notes are an integral part of these financial statements.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BACKGROUND, ACQUISITIONS AND SUBSIDIARIES

Background

Universal Communications Systems, Inc. (the Company) and its subsidiaries are actively engaged worldwide in developing and marketing solar energy systems (both large-scale installations & portable consumer solar products), as well as systems for the extraction of drinkable water from the air. Consolidated subsidiaries include wholly-owned subsidiaries AirWater Corp, AirWater Patents Corp, Millennium Electric T.O.U. Ltd, Solar Style (USA) Inc, Solar One Inc, Solar Style Ltd., and Misa Water International, Inc, and majority-owned subsidiaries Atmospheric Water Technologies and Millennium USA.

AirWater Systems

On March 21, 2003, the Company licensed worldwide rights to patents held by J.J. Reidy & Co, relating to a water production/generation system, for a period of not less than 10 years. In connection with the licensing, the Company created two wholly-owned subsidiaries: AirWater Corp, to produce and market the systems, and AirWater Patents Corp, to hold the Company’s licensed patent rights. The Company paid $100,000 cash and 4 million shares of Company stock valued at $200,000. Additionally, the license agreement requires royalty payments of 5-7% of gross water system sales, with minimum royalty payments of $10,000 monthly for 12 months beginning November 2003. The $300,000 acquisition cost is included in Patents.

As described more fully below, the Company also acquired a 92% interest in a former competitor in the air-to-water industry, Atmospheric Water Technologies, which included rights to certain additional patents and trademarks.

Millennium Solar Systems

On September 29, 2003, the Company completed an agreement to purchase 100% of the stock of Millennium Electric T.O.U. Ltd (Millennium), an Israeli company specializing in the development and installation of solar power systems worldwide. Terms included an initial transfer of 5 million shares of Company stock, valued at $250,000, with options for the sellers to purchase an additional 22 million shares at various exercise prices, ranging from $0.05 to $0.39 per share, to be granted under various conditions related to certain future events and future Company performance standards.

The Company’s purchase cost plus net liabilities assumed, resulted in $300,064 of intangibles in the form of patent costs, which is included in Patents.

Two new wholly owned US subsidiaries, Solar One Inc and Solar Style (USA) Inc, were created by the Company to market the solar systems. Solar Style has leased office space in Baltimore, Maryland, and contracted with manufacturers to bring to market solar powered products for the portable consumer market.

Millennium has two subsidiaries: 65%-owned Millennium USA, and 50%-owned Solar Style Ltd. (the remaining 50%-owned directly by the Company). Both are inactive, with no assets or liabilities.

Digital Way, Peru

The Company owns 27% of Digital Way, S.A., a Peruvian telecommunications company. The Company treats Digital Way as an unconsolidated investment. Pursuant to APB 18, par 17, absent evidence to the contrary, and investor is presumed to have the ability to significantly influence an investee if it owns 20% or more of the investee’s voting stock and the equity method of accounting is required. Because the majority ownership is concentrated among a small group of shareholders who operate Digital Way without regard to the views of Universal and the financial information necessary to apply the equity method of accounting is not being made available, Universal is unable to apply the equity method. Because significant doubt exists as to the recovery from this investment, the investment is fully impaired.

As described more fully in Note 14 below, the Company, after September 30, 2005, entered into an option agreement to sell its interest.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

CinemaElectric

During fiscal 2003, the Company agreed to acquire CinemaElectric, a Los Angeles based multimedia messaging service company. On August 12, 2003, the Company released CinemaElectric from the agreement in exchange for approximately 1.7 million shares of CinemaElectric stock. The investment is carried on the Company’s books at zero cost.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of all majority-owned subsidiaries. Investments in which the Company has the ability to exercise significant influence, but not control, are accounted for by the equity method. All other investments are carried at the lower of cost or fair value. Intercompany transactions are eliminated.

Basic and Diluted Net Loss Per Share

The calculation of basic and diluted net loss per share is in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share”. Net loss per common share, basic and diluted, has been computed using weighted average common shares outstanding. The effect of outstanding stock options and warrants has been excluded from the dilutive computation, as their inclusion would be anti-dilutive.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Balances in bank accounts may, from time to time, exceed federal insured limits.

Inventory

Inventory is stated at the lower of cost (determined using the “first-in, first-out” method) or market. Inventory write-offs are provided to cover risks arising from slow-moving items or obsolescence.

Fixed Assets

Fixed assets are recorded at cost, and stated at cost less accumulated depreciation. Furniture, fixtures and equipment are depreciated over their estimated useful lives of 3 to 15 years, using the straight-line method of depreciation. Additions and improvements are capitalized; these include all material, labor, and engineering costs to design, install or improve the asset. Interest costs on construction projects are also capitalized. These costs are carried as construction in progress until the asset is ready for its intended use, at which time the costs are transferred to land, buildings, or machinery and equipment. Routine repairs and maintenance are expensed as incurred. The cost of plant and equipment is depreciated using the straight-line method over the estimated useful life of the asset.

Long-Lived Assets

The Company reviews its long-lived assets on a quarterly basis to determine any impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 144. This statement provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This statement also requires expected future operating losses from discontinued operations to be displayed in the period(s) in which the losses are incurred, rather than as of the measurement date as previously required.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

For cash, cash equivalents, notes receivable, other assets, accounts payable, and accrued expenses, the carrying amounts represent their fair market value. The carrying amount of the debentures payable approximates fair value because of similar current rates at which the Company could borrow funds with consistent remaining maturities.

In May 2003 the Financial Accounting Standards Board issued FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“FASB 150”). FASB 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The Company applies FASB 150 to the classification and measurement of its financial instruments.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (SFAS No. 131) in 1999. This statement establishes standards for the reporting of information about operating segments in annual and interim financial statements and requires restatement of prior year information. The Company had no reportable operating segments for the years ended September 30, 2004 and 2003, as all products and services were related to one operating segment, the installation of solar energy products worldwide. Current year segment information is found at Note 13.

Comprehensive Income and Foreign Currency Translation

The Company has adopted FASB Statement No. 130, Reporting Comprehensive Income. The Company’s foreign subsidiaries’ transactions are recorded in local currencies; however, most of the subsidiaries’ revenues are received in U.S. dollars or linked to the U.S. dollar, and a substantial portion of its costs is incurred in U.S. dollars. Accordingly, the Company has determined the U.S. dollar as the currency of its primary economic environment and thus its functional and reporting currency.

The financial statements of the Company’s foreign subsidiaries are measured using the U.S. dollar as the functional currency. Where there are foreign currency transactions, assets and liabilities are translated at exchange rates as of the balance sheet date and revenues and expenses were translated at average rates of exchange in effect during the year. Any cumulative translation adjustments are recorded as a separate component of shareholders’ equity.

Revenue Recognition

Revenues from the sales of products are recognized in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB No. 104”), when persuasive evidence of an arrangement exists and delivery of the product or service has occurred, provided that the collection of the resulting receivable is probable, the price is fixed or determinable, and no significant obligation exists. The Company does not grant a right of return. Grants related to research and development projects are recognized as the expenses relating to the grant are incurred.

Warranty Expense

The Company does not grant a right of return, and generally warrants its products against defects for only 90 days, if at all. No provision for estimated future costs and estimated returns has been recorded, and the Company does not believe it has any material future liabilities.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Goodwill

Under SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is now subject only to impairment reviews. A fair-value-based test is applied at the reporting unit level, which is generally one level below the segment level. This test requires various judgments and estimates. A goodwill impairment loss will be recorded for any goodwill that is determined to be impaired. Goodwill is tested for impairment at least annually.

Intangibles

Intangibles consist of patents and licenses, which are amortized over an estimated useful life of 10 years, and goodwill, which is not amortized.

Stock Based Compensation

From time to time the company has compensated key employees with shares of common stock in lieu of salary (see Note 12 on related party transactions).

Shipping Costs

Shipping costs are expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred.

Research & Development

Research & development costs, including costs for the improvement or refinement of existing products, are expensed as incurred.

Recent Accounting Pronouncements

FASB 151, Inventory

In May 2003 the Financial Accounting Standards Board issued FASB Statement No. 151, Inventory Costs - An Amendment of ARB No. 43, Chapter 4 (“FASB 151”). This statement is effective for annual periods beginning after June 15, 2005. FASB 151 amends the guidance in Accounting Research Bulletin “ARB” No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). This Statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of normal. In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company expects to adopt FASB 151 for the fiscal year ending September 30, 2006, and does not expect its adoption to have a material effect on its financial statements.

FASB 154, Accounting Changes

In May 2005 the Financial Accounting Standards Board issued FASB Statement No. 154, Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3 (“FASB 154”). FASB 154 is effective for annual periods beginning after December 15, 2005. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The Company expects to adopt FASB 154 for the fiscal year ending September 30, 2007, and does not expect its adoption to have a material effect on its financial statements.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

EITF Issue No. 03-1, Other-Than-Temporary Impairment

In March 2004, the FASB ratified EITF Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments” (“EITF No. 03-1”). In September 2004, the recognition and measurement provisions of EITF No. 03-1 were delayed. For reporting periods beginning after June 15, 2004, only the disclosure requirements for available-for-sale securities and cost method investment are required. The Company does not expect the adoption of EITF No. 03-1 to have a material effect on its financial condition or results of operations.

NOTE 3 – GOING CONCERN AND SIGNIFICANT RISKS AND UNCERTAINTIES

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred recurring operating losses, generated an accumulated deficit of over $39,000,000, and has negative working capital of $1,500,000. Net losses are expected for the foreseeable future. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainly.

The Company’s ability to continue to operate as a going concern is dependent on its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing, and to ultimately attain profitability. Management has modified its business plan and is currently focusing its operations on the design, manufacture and sale of water production and generation systems along with solar power systems. The Company needs to secure additional capital through sales of common stock. There is no assurance that management will be successful in its efforts to raise additional capital.

In the event the Company is unable to successfully raise capital and generate revenues, it is unlikely that the Company will have sufficient cash flows and liquidity to finance its business operations as currently contemplated and thus will have to cease or delay development projects until it is able to obtain sufficient financing. There can be no assurance that additional funds will be available on terms acceptable to the Company, or at all.

NOTE 4 – FIXED ASSETS

September 30, 2005

Cost:
Furniture, fixtures and equipment	$66,561
Office leasehold improvements	4,780
Equipment molds	21,000
Total	92,341
Less accumulated depreciation	51,675
Fixed assets, net	$40,666
Depreciation expense	$16,069

Depreciation of furniture, fixtures and office equipment is computed on the straight-line basis over periods of 3 to 15 years. Leasehold improvements are amortized on the straight-line basis for the period of the space lease. Equipment molds are being depreciated on the straight-line basis for 3 to 5 years.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Litigation

During 1999, the Company borrowed $740,000 from Credit Bancorp. Also in 1999, the Company filed suit against Credit Bancorp in US District Court in San Francisco, regarding improprieties. The case was settled in 1999, with the $740,000 loan converting to a $740,000 convertible debenture. In 2000, Credit Bancorp’s receiver agreed to convert the debenture into 462 shares of the Company’s stock. A new receiver has been appointed to administer the affairs of Credit Bancorp. The Company has been informed that the appointed receiver denies that such a conversion request was made, and the Company may be liable for the principal plus accrued interest. As of September 30, 2005, no shares had been issued. Management believes that the receiver’s claim lacks an authoritative basis, and that the resolution of these matters will not have a material effect on the Company’s financial statements. In fiscal 2003, Electric & Gas Technology Inc (ELGT) filed suit against the Company, alleging patent infringement and other claims regarding the Company’s AirWater products. The Company counter-sued ELGT for defamation and patent infringement. The cases were settled, with the result that the Company received all of ELGT’s stock (93%) in Atmospheric Water Technologies (formerly a competitor of the Company), including all of ELGT’s patents and trademarks in the air-to-water industry.

During 2004 and 2005, the Company filed several lawsuits against Lycos, Turner Broadcasting, Aquair, and several other corporate as well as a number of individual defendants, alleging fraud, cyberstalking, defamation, commercial interference, and other civil and criminal claims. These cases are still in various stages of legal process.

Management believes that resolution of these matters will not have a material effect on the Company’s financial statements.

In January 2005, the Company received a termination notice from J.J. Reidy & Company, Inc., the AirWater patent holders, allegedly terminating the Global License Agreement that was entered into in March 2003, alleging Breach of Contract. The Company believes the allegation to be unfounded, and has filed suit seeking declaratory relief. The matter continues pending. Management believes that J.J. Reidy’s claims lack merit, and that the resolution of these matters will not have a material effect on the Company’s financial statements. Pending resolution, the Company has suspended payment of royalties to J.J. Reidy.

In June 2005, we were served with a lawsuit filed in San Francisco state court claiming $77,000 in back pay due to Douglas Haffer, the previous President of the company. We have defended the action and issued and filed certain counter-claims. As of December 2005, the litigation continues. The Company does not believe there are any merits to this claim.

Operating Leases

The Company leases its Miami executive and administrative offices. The Company’s subsidiary, Solar Style, Inc. rents office and warehouse facilities in Baltimore Maryland under a non-cancelable operating lease. The Company’s Millennium subsidiary in Israel rents facilities under non-cancelable operating leases, and also leases a car under a 36-month lease commencing October 2003.

Future minimum lease payments required under these leases for the next five years is as follows:

Year Ended September 30,

2006	$68,486
2007	68,486
2008	68,486
2009	68,486
2010	68,486
Future years	3,585
Total future minimum lease payments	$346,015

Rent expense for the years ended September 30, 2005 and 2004 were $184,574 and $127,853, respectively.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Management Agreements

The Company has entered into a consulting agreement with Overseas Communications Limited (“Overseas”), for the services of Mr. Michael Zwebner to act as Chairman and CEO of the Company. The Agreement calls for a monthly payment of $20,000, payable in cash or the Company’s common stock. For the fiscal years ended September 30, 2004 and 2005, the Company paid $157,000 and $240,000 in cash, respectively, and issued 85,000 and -0- shares of common stock, respectively, under this agreement. Mr. Zwebner is a shareholder of Overseas.

The Company’s subsidiary Solar Style (USA) Inc entered into a consulting agreement with 1433862 Ontario Limited (“Grossman”) on June 17, 2005, for the services of Mr. Robert Grossman to act as President, CEO, and Director of the subsidiary. The Agreement calls for a monthly payment of CAD$15,000 (approximately $12,500). Also, 2 million shares of the Company’s stock (valued at $80,000) were issued upon execution of the agreement. In addition, if the subsidiary’s gross sales exceed certain levels ($3 million and $5 million in the first and second years of operations, respectively), Grossman will be entitled to options to purchase the Company’s stock (8 million shares at $0.05 and 10 million shares at $0.10, respectively), exercisable for 24 months from the date issued. The term of the agreement is for 3 years, renewable up to a total of 9 years. For the fiscal year ended September 30, 2005, the Company paid $28,912 in cash and issued 2,000,000 shares of common stock under this agreement. Mr. Grossman is a shareholder of Grossman.

Concentrations

The Company depends on many third-party suppliers and manufacturers for key products and components, contained in our products. Many of these suppliers and manufacturers are located outside of the United States. For some of these products and components, the Company may only use a single source supplier, in part due to the lack of alternative sources of supply. Also, the Company’s subsidiary Millennium operates primarily outside of the United States, and much of AirWater’s sales are to customers outside of the United States. If the supply of a key product or component is delayed or curtailed, the Company’s ability to ship the related product or solution in desired quantities and in a timely manner could be adversely affected, possibly resulting in reductions in net sales.

The Company’s revenue from one customer, K Michailidis & Co, accounted for 10.6 percent of total revenue in 2005. The Company performs ongoing credit risk evaluations of its customers’ financial condition and generally does not require collateral. Credit losses, if any, are provided for in the financial statements, and have been within management’s expectations.

Millennium contracts

The Company’s subsidiary Millennium participates in six programs sponsored by the European Community for research, technological development and demonstration activities (“EC”), for the support of research and development projects in the total amount of € 962,000 (approximately $1,164,000) for a period of 24 months. As of September 30, 2005, the Company has received grants in the aggregate amount of € 63,000 (approximately $76,250). The entitlement to receive such grants is dependent upon approval of the interim and final progress reports filed with the EC.

Millennium acts as a coordinator of one of the programs. It is executing the administrative and financial operations of the program. Funds received from the EC during the year ended September 30, 2005, totaling $ 297,000 to finance this program, are presented as advances from the European Community.

During July 2005, Millennium signed an agreement with a third party, to build a rooftop solar power station in Spain, for consideration of $225,000. The amounts will be received in parts according to the completion of the phases detailed in the agreement. As of September 30, 2005, Millennium had received $112,000, which was recorded as a customer advance.

On September 2, 2005, Millennium signed a memorandum of understanding (“MOU”) with Resstruttura Snc, to establish a joint venture that will be held 81% by Millennium and 19% by Resstruttura. The purpose of the MOU is to build a solar power station with Millennium’s technology in the region of Basilicata, Italy. The MOU

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

will become operative only after the establishment of the joint venture. As of September 30, 2005, the companies had not yet established the joint venture.

NOTE 6 – SHAREHOLDERS’ EQUITY

During the fiscal year ended September 30, 2005, the Company sold 37,370,186 shares of its common stock for net cash proceeds of $904,884. The Company issued 23,160,895 shares of common stock in conversion of outstanding debentures for an aggregate value of $1,165,565. The Company also issued 42,639,615 shares of its common stock for services at an aggregate value of $1,473,858. Stock issued for services was valued at the fair value of the services. During the fiscal year ended September 30, 2004, the Company sold 60,593,464 shares of its common stock for net cash proceeds of $2,293,454. The Company issued 43,506,234 shares of common stock in conversion of outstanding debentures for an aggregate value of $2,475,936. The Company also issued 16,776,309 shares of its common stock for services at an aggregate value of $1,023,714. Stock issued for services was valued at the fair value of the services. The Company issued 500,000 shares valued at $30,000 for the purchase of a 50% equity interest in Solar Style Ltd (see Note 1).

Preferred Stock

The Company has 10,000,000 of authorized preferred shares. On April 20, 2004 the Company received $300,000 for the issuance 30,000 shares of Series A cumulative, non-participating convertible preferred stock. During 2005, the Company received $600,000 for the issuance 60,000 shares of Series B, C, and D cumulative, non-participating convertible preferred stock.

The preferred shares have a liquidation preference of the issuance amount, plus (at the option of the holder) accrued dividends. Each Series of preferred shares has a liquidation preference over every later Series.

Holders of the preferred shares are entitled to receive cumulative cash dividends at the annual rate of 8%, accrued semiannually. Each preferred share is convertible at the option of the holder, into shares of common stock at a conversion prices of $0.015 to $0.033 per share, subject to certain adjustments.

Preferred dividends accrued for the years ended September 30, 2005 and 2004 were $64,022 and $11,000, respectively.

NOTE 7 – INCOME TAXES

A reconciliation between the actual income tax benefit and the federal statutory rate follows:

	Fiscal Years Ended September 30,
	2005		2004
	Amount	%	Amount	%

Computed income tax benefit at statutory rate	$1,283,700	34%	$1,205,000	34%
Tax benefit reserved for doubtful valuation	(1,283,700)	(34)%	(1,205,000)	(34)%
Income tax benefit	None		None

At September 30, 2004 the Company had a net operating loss carry forward for federal tax purposes of approximately $39,000,000, which, if unused to offset future taxable income, will expire between the years 2011 to 2025. A valuation allowance has been recognized to offset the related deferred tax assets due to the uncertainty of realizing any benefit therefrom.

Under section 382 of the Internal Revenue Code, the utilization of net operating loss carryforwards is limited after an ownership change, as defined, to an annual amount equal to the market value of the loss corporation’s outstanding stock immediately before the date of the ownership change multiplied by the highest Federal long-term tax-exempt rate in effect for any month in the 3 calendar month period ending in the calendar month in which the ownership change occurred. Due to the ownership changes as a result of the May 1998 reorganization and subsequent stock issuances, any future realization of the Company’s net operating losses will be severely limited.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Significant components of the Company’s deferred tax assets are as follows:

	2005	2004

Net operating loss carryforwards	$39,000,000	$32,800,000
Valuation allowance	(39,000,000)	(32,800,000)
Net deferred tax assets	None	None

NOTE 8 – STOCK OPTION PLANS

Nonstatutory Stock Options

The Company has issued stock options under nonstatutory stock option agreements. The options are granted at the fair market value of the shares at the date the option is granted. The options are granted for a period of 5 years, and are fully exercisable during the term of the option period or within thirty (30) days of the participant’s resignation or termination. All shares have vested and are exercisable. The exercise price on all options is $0.095.

Combined transactions in non-employee options for the fiscal years ended September 30, 2005 and 2004 are as follows:

	2005		2004
	Number of Shares	Average Exercise Price	Number of Shares	Average Exercise Price

Options outstanding October 1	1,060	$0.095	1,300	$0.095
Granted	—	—	—	—
Expired	—	—	(250)	—
Exercised	—	.095	—	—
Options outstanding, September 30	1,050	$0.095	1,050	$0.095

Incentive Stock Plan

The Company adopted an incentive stock plan on August 5, 1998, which was approved by the shareholders on March 1, 2001. The options are granted at the fair market value of the shares at the date that the option is granted. The options are granted for a period of 10 years, and are exercisable after one year from the date of grant, at a vested rate of 20% per year during the term of the option period or within thirty (30) days of the participant’s resignation or termination. The number of shares of stock covered by each outstanding option, and the exercise price per share thereof set forth in each such option, shall be proportionately adjusted for any stock split, and or stock dividend. All such options were being treated as non-statutory stock options until the incentive stock plan was approved by the shareholders. There is no range of exercise price because no options have been exercised (only expired). All shares have vested and are exercisable.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Combined transactions in employee options for the fiscal years ended September 30, 2005 and 2004 are as follows:

	2005		2004
	Number of Shares	Average Exercise Price	Number of Shares	Average Exercise Price

Options outstanding October 1	4,550	$0.593	6,100	$0.593
Granted	0	0	0	0
Expired	0	0	(1,650)	0
Exercised	0	0	0	0
Options outstanding, September 30	4,550	$0.593	4,450	$0.593

The Company applies APB Opinion 25 in accounting for its stock compensation plans discussed above. Accordingly, no compensation costs have been recognized for these plans in 2005 or 2004. Had compensation costs been determined on the basis of fair value pursuant to FASB Statement No. 123, no compensation costs would have been recognized inasmuch as no options were granted under these plans. The range of exercise price is from $1.63 to $0.95.

NOTE 9 – SECURITIES PURCHASE AGREEMENTS AND DEBENTURES

On April 14, 2000, the Company entered into a Securities Purchase Agreement with six investors, for the purchase of investment units, consisting of common stock, common stock purchase warrants, 4% subordinated debentures maturing April 14, 2005, and preferred stock. On August 10, 2000 and again on October 18, 2000, the Company agreed with the investors to modify certain terms of the earlier funding agreement including elimination of the warrants and the preferred stock. The investors acquired $6,720,000 of 4% subordinated debentures. Interest is compounded semi-annually on the aggregate principal amount and is payable upon conversion, redemption or maturity  of the debentures. Accumulated accrued interest is payable by increasing the aggregate principal amount of the debentures semi-annually and convertible into common stock of the Company. The debentures are not callable and can be converted into common stock at the option of the Holder at any time. The debentures are convertible generally at 85% of the average per share market value for the 5 consecutive trading days immediately prior to the conversion date.

On March 29, 2001, the Company entered into a Senior Secured Convertible Debentures and Warrants Purchase Agreement with several investors. On June 7, 2001 the Company and several investors agreed to amend the March 29, 2001 Senior Secured Convertible Debentures and Warrants Purchase Agreement. The investors agreed to purchase $200,000 principal amount of 8% senior convertible debentures, maturing in February and March 2005. The Company also agreed to issue letter warrants to purchase up to $125,000 divided by 85% of the average of the three lowest bid prices during the 22 trading days prior to June 7, 2001. Interest is computed at 8% per annum on the principal amount, compounded quarterly and is payable upon conversion, redemption or maturity of the debentures. The debentures are convertible generally at 70% of the average of the 3 lowest bid prices during the 22 trading days immediately prior to the conversion date.

On May 5, 2005, the Company entered into a Convertible Debentures and Warrants Purchase Agreement with a single investor. The investor agreed to purchase $150,000 principal amount of 10% convertible debentures, maturing November 5, 2005. The Company also agreed to issue warrants to purchase 3,000,000 at a purchase price of $0.04 per share. Interest is computed at 10% per annum on the principal amount and accrued quarterly. The debentures are convertible at $0.025 per share.

On August 19, 2005 the Company entered into a Convertible Debentures and Warrants Purchase Agreement with a single investor. The investor agreed to purchase $750,000 principal amount of 6% convertible debentures, maturing August 19, 2007. The Company also agreed to issue warrants to purchase 37,500,000 at a purchase price of $0.02 per share. Interest is computed at 6% per annum on the principal amount and accrued quarterly. The debentures are convertible at $0.02 per share. As of September 30, 2005 $300,000 of the $750,000 authorized debentures have been sold.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

During the fiscal year ended September 30, 2004, debenture holders exercised their option to convert $1,921,902 of 4% debentures into 28,019,978 shares of common stock and $554,034 of 8% debenture into 15,486,256 shares of common stock.

During the fiscal year ended September 30, 2005, debenture holders exercised their option to convert $782,493 of 4% debentures into 8,506,377 shares of common stock and $383,072 of 8% debenture into 14,654,518 shares of common stock.

The balance of debentures is shown in the following table.

	September 30, 2005	September 30, 2004
Balance Outstanding at:

4% Debentures	$797,539	$1,537,975
8% Debentures	302,700	522,399
10% Debentures	150,000	—
6% Debentures	300,000	—
Total	$1,550,239	$2,060,374

Accrued interest of $42,057 and $79,330, for 2005 and 2004 respectively, is included in the principal balances of the 4% debentures, as required by the debenture agreement. For the remaining debentures, accrued interest of $54,887 is included in accrued expenses on the balance sheet.

NOTE 10 – RELATED PARTY TRANSACTIONS

Due to Related Parties of $87,893 consists of $54,609 owing to Michael Zwebner, and $33,284 owing to Ami Elazari, for outstanding salary and reimbursable expenses.

As discussed in Note 5, the Company has entered into a consulting agreement with Overseas Communications Limited (“Overseas”) for the services of Mr. Michael Zwebner to act as Chairman and CEO of the Company. The Agreement calls for a monthly payment of $20,000, payable in cash or the Company’s common stock. For the fiscal years ended September 30, 2004 and 2005, the Company paid $157,000 and $240,000 in cash, respectively, and issued 85,000 and -0- shares of common stock, respectively, under this agreement. Mr. Zwebner is a  shareholder of Overseas. Additionally, Mr. Zwebner was issued 4,505,000 shares of stock valued at $150,125 for the year ended September 30, 2004 for expenses incurred on behalf of the Company.

Mr. Zwebner and related parties purchased 24,211,109 shares of the Company’s stock for $496,889. Furthermore, on June 30, 2002, Mr. Zwebner assumed a liability owing to the Company from a third party, resulting in an Account Receivable, Shareholder of $93,500. This receivable bears no interest.

Also as discussed in Note 5, the Company’s subsidiary Solar Style (USA) Inc entered into a consulting agreement with 1433862 Ontario Limited (“Grossman”) on June 17, 2005, for the services of Mr. Robert Grossman to act as President, CEO, and Director of the subsidiary. The Agreement calls for a monthly payment of CAD$15,000 (approximately $12,500). Also, 2 million shares of the Company’s stock (valued at $80,000) were issued upon execution of the agreement. In addition, if the subsidiary’s gross sales exceed certain levels ($3 million and $5 million in the first and second years of operations, respectively), Grossman will be entitled to options to purchase the Company’s stock (8 million shares at $0.05 and 10 million shares at $0.10, respectively), exercisable for 24 months from the date issued. The term of the agreement is for 3 years, renewable up to a total of 9 years. For the fiscal year ended September 30, 2005, the Company paid $28,912 in cash and issued 2,000,000 shares of common stock (valued at $80,000) under this agreement. Mr. Grossman is a shareholder of Grossman.

During the 2005 and 2004 fiscal years, the Company issued 800,000 and 1,980,167 shares respectively, valued at $24,000 and $118,810 respectively, to Millennium President Mr. Ami Elazari, as compensation for services. He also purchased 800,000 shares for $20,000.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

During the 2005 and 2004 fiscal years, the Company issued 1,600,000 and 1,165,909 shares respectively, valued at $48,000 and $128,250 respectively, to the Company’s board member, Mr. Ramsey Sweis, as compensation for his services.

During the 2005 and 2004 fiscal years, the Company paid $7,324 and $8,352 to its stock registrar, The Nevada Agency and Trust Company (NATCO). Alexander Walker Jr, the Company’s Corporate Secretary and a Director, is a shareholder of NATCO. Mr. Walker also received 1,600,000 shares of the Company’s stock, valued at $48,000, as compensation for services to the Company in the year ended September 30, 2005.

Mr. Curt Orgill, the Company’s Treasurer and a Director, received 1,600,000 shares of the Company’s stock, valued at $48,000, as compensation for financial services in the year ended September 30, 2005.

NOTE 11 – INTANGIBLES

Intangibles consist of $300,064 of patent rights acquired in the Millennium acquisition, $300,000 of AirWater patent licenses from J.J. Reidy, $30,000 of goodwill related to the acquisition of Solar Style Ltd, $9,200 of patent costs related to the Solar One/Solar Style products, and $6,650 relating to the Company’s distributed wireless call processing (DWCP) patent, net of accumulated amortization of $136,840. Total amortization for 2005 and 2004 are $61,840 and $75,000, respectively.

It is estimated that amortization expense over the next five years will total $375,000. However, with the Company’s adoption of SFAS No. 142, intangible assets will be tested for impairment annually, and will be tested for impairment between annual tests if an event occurs that would indicate that the carrying amount may be impaired. The amount of the impairment loss is calculated by the excess of the asset’s carrying value over its fair value. Management has analyzed the patents and licenses, and has determined that there is no impairment at this time. Patents are being amortized on a straight-line basis over their 10-year lives.

Patents

On the Millennium patents, for the years ended September 30, 2005 and 2004, $30,000 in amortization expense was recognized in each year.

On the Solar One/Solar Style patents, for the year ended September 30, 2005, $1,840 in amortization expense was recognized. On the distributed wireless call processing (DWCP) patents, no amortization for the years ended September 30, 2005 and 2004 has been recognized, inasmuch as the technology has not yet been exploited.

Licenses

On the AirWater licenses, for the years ended September 30, 2005 and 2004, amortization was recognized in the amounts of $30,000 and $45,000, respectively.

NOTE 12 – NOTES RECEIVABLE

The Companies investment in notes receivable consists solely of demand notes maturing in less than one year, in the amount of $139,900 and $128,357 for the years ended September 30, 2005 and 2004, respectively. Investments with maturities of less than one year are classified as short-term investments. These investments are carried at cost (which approximates fair value), with an interest rate of 10% per annum.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13 – SEGMENT INFORMATION

The Company’s business segments involve the manufacturing and sale of the following:

•

Millennium: large-scale solar installations

•

Solar Style: portable solar chargers for consumer electronics

•

AirWater: equipment for the extraction of water from the air

•

Corporate: (assets consist primarily of cash and investments).

Operations by Segment	Net Sales	Income/(Loss)	Assets

Millennium	$409,950	$(531,656)	$454,819
Solar Style	12,787	(195,679)	139,724
AirWater	872,730	96,235	563,813
Corporate	—	(3,114,592)	353,336
Total	$1,295,467	$(3,775,692)	$1,511,692

All revenues are from external customers. Due to the nature of the Company’s production and sales efforts, it is not practicable to segment information by geographic location.

NOTE 14 – ADVERTISING COSTS

Advertising costs of $2,628 were incurred and expensed in 2005.

NOTE 15 – SALES AND MARKETING EXPENSE

Sales and marketing expense includes expensing of $371,572 of demonstration equipment, which had been previously recorded as a fixed asset.

NOTE 16 – LIABILITIES OF DISCONTINUED OPERATIONS

During 2002, when current management assumed control of the Company, it was decided to discontinue pursuit of the wireless internet business. Outstanding payables and other liabilities related to that business were segregated as Liabilities of Discontinued Operations, subject to management’s attempts to compromise, renegotiate, or otherwise settle the payables at terms more favorable to the Company. The Company no longer has any current relationships with the creditors involved, and continues to work to restructure the liabilities.

NOTE 17 – SHORT-TERM BANK CREDIT

The Short-Term Bank Credit consists of unsecured bank overdraft credit facilities used by the Company’s subsidiary Millennium at two banks in Israel. The overdraft facilities have an aggregate limit of approximately $250,000, and bear interest at the rate of 6.5% per annum, payable quarterly. The lines are renewable semiannually, and are personally guaranteed by Mr. Ami Elazari, Company director and Millennium president.

NOTE 18 – SUBSEQUENT EVENTS

On December 15, 2003, the Company tentatively agreed to acquire 51% of GiraSOLAR BV, a Dutch holding company with 2 subsidiaries, Stroomwerk Energy and Solar Service Buro, both involved in the photo-voltaic solar industry. The Company is in the process of conducting its due diligence in connection with this proposed acquisition. As part of the agreement to acquire GiraSOLAR, 36,000,000 shares are being held in escrow. If the sale of GiraSOLAR is finalized, the Company shares will become the property of GiraSOLAR shareholders. As of the date of this report, the Company is continuing doing its due diligence and legal preparatory work, in anticipation of closing the acquisition.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On October 13, 2005, the Company created a new subsidiary, Air Water Fridges & Freezers Corp, in order to exploit opportunities in manufacturing and marketing refrigerators and freezers with integrated air-to-water water and ice generation and storage equipment.

Sometime after September 30, 2005, the Company entered into an option agreement to sell its 27% interest in Digital Way of Peru for $205,000. As of the date of this report, the transaction has not yet been consummated.

With respect to an order for 140 Air Water Machines for Australia, the Company received 50% of the amount of this sale in cash, and the balance as a 30% equity share in the Licensee’s company, AIR-WATER INTERNATIONAL PTY LTD. As of September 30, 2005, while the Company has received an acknowledgment and agreement for the share equity transaction, it has not received the share certificate. The Company has included $25,000 in Other Assets, as the estimated value of the equity shares to be received. Because the transaction is not complete, none of that company’s results of operations are included in the accompanying financial statements.

On November 5, 2005, $150,000 of the 10% Convertible Debentures matured. As of this statement date, they remain outstanding. The Company expects that they will either be converted or refinanced, and will not require current assets to liquidate.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2006	September 30, 2005
	(unaudited)
ASSETS
Current Assets:
Cash & cash equivalents	$569,165	$197,677
Marketable securities	216,000	—
Accounts receivable, net	251,283	217,007
Note and accrued interest receivable	145,736	139,900
Inventory	638,349	122,464
Prepaid expenses	23,584	55,499
Current assets held for sale	440,761	454,819
Total Current Assets	2,284,878	1,187,366
Fixed Assets:
Furniture and equipment	113,009	71,151
Less: Accumulated depreciation	48,950	43,814
Total Fixed Assets, Net	64,058	27,337
Other Assets:
Patents	223,090	239,010
Goodwill	30,000	30,000
Deposits	34,449	27,979
Total Other Assets	287,539	296,989
Total Assets	$2,636,475	$1,511,692
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$389,319	$268,589
Accrued expenses	508,798	353,769
Due to related parties	194,675	54,609
Liabilities of discontinued operations	946,794	946,794
Current liabilities of operations held for sale	1,027,397	790,290
Total Current Liabilities	3,066,983	2,414,051
Long-term Liabilities:
Convertible debentures	3,090,557	1,550,239
Total Liabilities	6,157,540	3,964,290
Commitments and Contingencies	—	—
Stockholders' Deficit:
Preferred stock, par value $.001 per share, 10,000,000 shares authorized, 85,000 and 90,000 shares issued and outstanding	85	90
Common stock, par value $.001 per share, 800,000,000 shares authorized, 349,266,732 and 306,069,950shares issued and outstanding	349,267	306,070
Additional paid-in capital	37,202,390	36,550,987
Accumulated deficit	(40,979,307)	(39,216,245)
Accounts receivable, shareholder	(93,500)	(93,500)
Total Stockholders' Deficit	(3,521,065)	(2,452,598)
Total Liabilities and Stockholders' Deficit	$2,636,475	$1,511,692

See notes to condensed consolidated financial statements.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005

Revenue and other income	$62,468	$128,400	$736,805	$489,897
Cost of goods sold	(39,473)	(303,961)	(681,665)	(489,762)

Gross profit	22,995	(175,560)	55,140	135

Operating expenses
Sales and marketing	78,847	(83,824)	155,232	116,189
Research and development	27,906	—	27,906	—
General and administrative	791,755	843,540	1,239,015	1,398,159

Operating loss	(875,513)	(935,276)	(1,367,013)	(1,514,348)

Interest Income	4,088	3,434	7,006	12,187
Interest expense	(53,768)	(108,816)	(81,343)	(209,645)

Loss from continuing operations	$(925,193)	$(1,040,658)	$(1,441,350)	$(1,711,671)
Loss from discontinued operations	(149,356)	(131,800)	(284,378)	(369,890)

Net loss	$(1,074,549)	$(1,172,458)	$(1,725,728)	$(2,081,561)

Earnings (loss) per share Basic and diluted:
Loss from continuing operations	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)

Net(loss) per common share — Basic and diluted	(0.00)	(0.00)	(0.01)	(0.01)

Number of shares used in computing basic and diluted loss per share	334,729,432	250,605,425	321,886,192	226,838,858

See notes to condensed consolidated financial statements.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

UNAUDITED

	For the Six Months Ended March 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(1,725,728)	$(2,081,561)
Loss from discontinued operations	(284,378)	(369,890)
Loss from continuing operations	(1,441,350)	(1,711,671)
Adjustments to reconcile net loss from operations to net cash used by operating activities:
Depreciation and amortization expense	24,245	36,651
Interest payable added to principal of debentures	15,405	25,236
Stock issued for services	313,840	385,600
Stock issued for contract settlement	—	197,478
Stock issued in payment of interest	—	300,000
Accrued interest on note receivable	(5,836)	(5,835)
Amortized discount on convertible debentures	10,668	—
Gain on settlement with former officer	(171,000)	—
Loss on abandoned assets	1,591	—
Changes in operating assets and liabilities:
Prepaid and other	31,916	(1,596)
Accounts receivable	(34,276)	(78,322)
Inventory	(515,885)	(191,477)
Deposits	(6,469)	(45,760)
Accounts payable and accrued expenses	203,137	(165,861)
Cash (used) by operating activities in continuing operations	(1,574,013)	(1,255,557)
Cash provided (used) by operating activities in discontinued operations	85,617	(304,256)
Cash (used) by operating activities	(1,488,396)	(1,559,813)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(46,638)	(6,078)
Purchase of investment on settlement with former officer	(45,000)	—
Cash (used) by investing activities in continuing operations	(91,638)	(6,078)
Cash (used) by investing activities in discontinued operations	(87,521)	(3,212)
Cash (used) by investing activities	(179,159)	(9,290)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of short term notes	5,054	—
Proceeds on the sale of convertible debentures	1,650,000	—
Proceeds from the issuance of common stock	245,000	469,000
Proceeds from the issuance of preferred stock	—	600,000
Increase (decrease) in due to related parties	140,066	(143,249)
Repayment of notes payable	(2,981)	—
Cash provided by financing activities in continuing operations	2,037,139	925,751
Cash provided (used) by financing activities in discontinued operations	(16,452)	460,822
Cash provided by financing activities	2,020,687	1,386,573

See notes to condensed consolidated financial statements.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

UNAUDITED

	For the Six Months Ended March 31,
	2006	2005

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	353,232	(182,530)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	313,992	453,134

CASH AND CASH EQUIVALENTS AT END OF PERIOD	667,124	270,604

CASH AND CASH EQUIVALENTS AT END OF PERIOD IN DISCONTINUED OPERATIONS	97,959	232,186

CASH AND CASH EQUIVALENTS AT END OF PERIOD IN CONTINUING OPERATIONS	$569,165	$34,418

SUPPLEMENTAL DISCLOSURES OF CASH:
Interest paid	$—	$—
Income taxes paid	$—	$—

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Interest accrued on debentures, added to the principal of the debentures	$15,405	$25,236
Interest accrued on the note receivable, added to the principal of the note receivable	$5,836	$5,835
Dividends accrued on preferred stock	$37,334	$17,074
Debentures converted to capital stock	$135,755	$1,119,738
Preferred class B stock converted to common	$50,000	$—
Investment obtained through settlement with former officer	$216,000	$—

See notes to condensed consolidated financial statements.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL AND SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete consolidated financial statements included in this Form 10-QSB. In the opinion of management these financial statements include all adjustments (consisting of normal recurring adjustments) that are considered necessary for a fair presentation of financial position, results of operations and cash flows for the interim period. The results of operations for any interim period are not necessarily indicative of results for the full year. These statements should be read in conjunction with the audited financial statements and accompanying notes for the year ended September 30, 2005, as filed with the Form 10-KSB.

The balance sheet at September 30, 2005 has been derived from audited financial statements, but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

Because of the agreement to sell the Millennium subsidiary, described in more detail in Note 7 below, the assets, liabilities, and results of operations of Millennium are consolidated in the statements of condition and operations, but are separately stated as current assets and current liabilities held for sale, and loss from discontinued operations. All prior periods have been similarly restated, as required by the Financial Accounting Standards Board Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”).

Background

The Company is currently focusing its operations on the design, manufacture and sale of water production and generation systems along with solar power systems.

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could vary from those estimates.

NOTE 2 – GOING CONCERN AND SIGNIFICANT RISKS AND UNCERTAINTIES

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has experienced losses since inception, and as such, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company is continuing to secure additional capital through sales of common stock through the current operating cycle. There is no assurance that management will be successful in its efforts.

NOTE 3 – BASIC AND DILUTED NET LOSS PER SHARE CALCULATION

Loss per common share is calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common stock equivalents of approximately 400 million shares have been excluded from the aforementioned computations as their effect would be anti-dilutive.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 – SEGMENT INFORMATION

The Company’s business segments involve the manufacturing and sale of the products of the following:

•

Solar One: large scale solar installations – USA

•

Solar Style: portable solar chargers for consumer electronics

•

AirWater: equipment for the extraction of water from air

•

Corporate: management and administrative services

•

Millennium: large scale solar installations – Non USA (Discontinued operations)

For the six months ended March 31, 2006:

Segment	Net Sales	Income (Loss) from Operations	Depreciation & Amortization	Assets
Continuing Operations:
Solar One (USA)	$560,245	$9,800	$—	$—
Solar Style	59,325	(316,703)	4,420	630,119
AirWater	117,235	(9,245)	—	385,995
Corporate	—	(1,125,202)	19,825	1,179,600
Total Continuing Operations	736,805	(1,441,350)	24,245	2,195,714
Discontinued Operations:
Millennium	10,159	(284,378)	3,232	440,761
Total	$746,964	$(1,725,728)	$27,477	$2,636,475

For the three months ended March 31, 2006

Segment	Net Sales	Income (Loss) from Operations	Depreciation & Amortization	Assets
Continuing Operations:
Solar One (USA)	$—	$—	$—	$—
Solar Style	18,197	(202,233)	1,863	630,119
AirWater	44,271	42,084	—	385,995
Corporate	—	(715,364)	17,217	1,179,600
Total Continuing Operations	62,468	(925,193)	19,080	2,195,714
Discontinued Operations:
Millennium	6,592	(149,356)	2,115	440,761
Total	$69,060	$(1,074,549)	$21,195	$2,636,475

NOTE 5 – RELATED PARTIES

As part of the Millennium sale, described elsewhere, Millennium’s founder and president, Ami Elizari, has resigned from the Company’s Board of Directors.

UNIVERSAL COMMUNICATION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 – CONVERTIBLE SECURITIES

On February 27, 2006, the Company issued Secured Convertible Promissory Notes (“Notes”) in the principal amount of $1,506,025, together with 75,301,250 Class A Warrants and 75,301,250 Class B Warrants, for an aggregate purchase price of $1,250,000 in cash, of which $133,000 was paid for transactional fees. The Notes bear interest at the rate of 9% per annum, with principal and interest payable monthly, beginning August 2006. These payments may be made in cash, or by the conversion of the amounts due in the Company’s common stock, at a conversion rate which is the lesser of $0.01 per share, or 85% of the average closing bid prices for the preceding 5 trading days, at the discretion of the borrower. The Notes are guaranteed by the Company’s subsidiaries, are secured by essentially all of the assets of the Company and its’ subsidiaries, and mature in February 2008.

The Class A Warrants allow the holder to purchase a share of the Company’s common stock at a per-share price of $0.02 per share, for a period of 4 years. The Class B Warrants allow the holder to purchase a share of the Company’s common stock at a per-share price of $0.015 per share, for a period of 180 days.

The Company has issued certain convertible securities, including the ones described above, which are subject to revaluation under Emerging Issues Task Force Consensus (“EITF”) 00-19. The Company has determined that these are equity securities, as defined by EITF 00-19, and they are currently reflected on the Company’s Statements of Condition at face value.

NOTE 7 – CURRENT ASSETS & LIABILITIES HELD FOR SALE AND DISCONTINUED COMPONENT

In March, 2006, the Company commenced negotiations to sell its wholly owned Israeli subsidiary, Millennium Electric, and all assets related to the large-scale photo-voltaic solar power installation business, to a buyers group led by the former Millennium Owner and former Company Board Member, Ami Elazari. The final agreement will transfer Millennium to this buyers group for a currently estimated sales price of approximately $750,000. This price is comprised of $300,000 in cash, $100,000 in the form of 4.4 million shares of the Company’s common stock, and $350,000 in the form of a non-exclusive worldwide license to exploit Millennium’s patents, for a period of nine years. As of the date of this filing, the transaction is still pending.

Because of the above referenced sale of Millennium Electric, the assets, liabilities, and net loss of Millennium’s operations are not consolidated in the statements of condition and operations, but are separately stated as Assets Held for Sale, Liabilities Held for Sale, and Loss from Operations of Discontinued Component in compliance with the requirements of SFAS 144. The resulting gain or loss on this transaction will be recorded, appropriately, when this transaction is consummated.

Intercompany debt was excluded from the Assets and Liabilities Held for Sale, in as much as it is anticipated that the intercompany debt will be forgiven before the transaction is consummated.

NOTE 8 – MARKETABLE SECURITIES

Marketable securities are represented by the value of securities received in a legal settlement. The securities consist of six million shares of WebSky, Inc. and are valued by the Company at the market value of the securities on the date the Company received the securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than any underwriting discounts and commissions incurred by us in connection with the issue and distribution of our Common Stock being registered. Items marked with asterisks (*) are estimated fees as of the date of this filing.

Item	Cost
Accounting Fees	$10,000
Legal Fees	$30,000
Registration Fees	$1,198
Miscellaneous	$302
$41,500

Item 14.

Indemnification of Directors and Officers

Our Bylaws provide that we may indemnify any director, officer, agent or employee against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon them in connection with any proceeding to which they may become involved by reason of their being or having been a director, officer, employee or agent of our company. Moreover, our Bylaws provide that we shall have the right to purchase and maintain insurance on behalf of any such persons whether or not we would have the power to indemnify such person against the liability insured against. Insofar as indemnification for liabilities arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 26.

Recent Sales of Unregistered Securities

We have issued and sold unregistered securities during the last three years as set forth below. An underwriter was not utilized in any of these transactions. The recipients of securities in each transaction represented their intention to acquire the securities without a view to distribution. All the issued securities were restricted securities under Rule 144, Reg. D or Reg. S regulations, and appropriate restrictive legends were affixed to the securities in each transaction. All sales of securities were to accredited investors in private placements, and accordingly all of the sales complied with Section 4(2) as well as 4(6) of the Securities Act of 1933.

On April 9, 2003 we issued 2,516,349 shares of common stock to five accredited investors, under private placement subscriptions for $100,654, based on the average closing price for the three days prior to April 9, 2003, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On April 11, 2003, we issued 1,125,000 shares of common stock to three accredited investors, under private placement subscriptions for $45,000, based on the average closing price for the three days prior to April 10, 2003, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On April 11, 2003, we issued 612,500 shares of common stock to Port Universal, an accredited investor and an entity owned 33% by our Chairman, under a private placement subscription for $24,500, based on the average closing price for the three days prior to April 10, 2003, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On April 11, 2003, we issued 575,000 shares of common stock to Michael Zwebner, our Chairman, under a private placement subscription for $20,125, based on the average closing price for the three days prior to April 11, 2003, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On May 1, 2003, we issued 387,500 shares of common stock to Michael Zwebner, our Chairman, an accredited investor, in exchange for services valued at $20,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On May 1, 2003, we issued 200,000 shares of common stock to Curtis Orgill, our CFO, an accredited investor, in exchange for services valued at $10,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On May 1, 2003, we issued 600,000 shares of common stock to an accredited investor in exchange for legal services valued at $33,500. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On May 1, 2003, we issued 100,000 shares of common stock to an accredited investor in exchange for services valued at $5,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On May 21, 2003, we issued 500,000 shares of common stock to an accredited investor in exchange for services valued at $23,750. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On May 28, 2003, we issued 1,500,000 shares of common stock to an accredited investor in exchange for services valued at $60,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On May 30, 2003, we issued 2,400,000 shares of common stock to an accredited investor in exchange for services valued at $96,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On May 30, 2003, we issued 260,178 shares of common stock to Michael Zwebner, our Chairman, an accredited investor in exchange for expense reimbursement valued at $10,407. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On June 27, 2003, we issued 1,492,537 shares of common stock to an accredited investor, at $0.0335 per share, in exchange for services valued at $16,500. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On June 27, 2003, we issued 1,000,000 shares of common stock to an accredited investor, under a private placement subscription for $33,500. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 3, 2003, we issued 71,428 shares of common stock to an accredited investor, under a private placement subscription for $20,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 3, 2003, we issued 1,109,524 shares of common stock to 12 accredited investors, under private placement subscriptions for $48,500. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 3, 2003, we issued 1,169,091 shares of common stock to seven accredited investors, under private placement subscriptions for $61,500. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 7, 2003, we issued 250,000 shares of common stock to an accredited investor in exchange for services valued at $12,250. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 7, 2003, we issued 2,000,000 shares of common stock to an accredited investor, under a private placement subscription for $100,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 7, 2003, we issued 1,905,625 shares of common stock to 13 accredited investors, under private placement subscriptions for $87,500. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 9, 2003, we issued 1,410,647 shares of common stock to nine accredited investors, under private placement subscriptions for $87,500. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 10, 2003, we issued 525,577 shares of common stock to three accredited investors, under private placement subscriptions for $17,815. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 15, 2003, we issued 714,096 shares of common stock to three accredited investors, under private placement subscriptions for $33,992. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 18, 2003, we issued 2,304,944 shares of common stock to 14 accredited investors, under private placement subscriptions for $94,632. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 23, 2003, we issued 172,591 shares of common stock to three accredited investors, under private placement subscriptions for $8,692. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On August 8, 2003, we issued 151,429 shares of common stock to two accredited investors in exchange for services valued at $7,571. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On August 13, 2003, we issued 155,000 shares of common stock to an accredited investor, under private placement subscription for $6,975. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On August 14, 2003, we issued 1,600,000 shares of common stock to four accredited investors, under private placement subscriptions for $160,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On August 26, 2003, we issued 5,020,000 shares of common stock to five accredited investors, under private placement subscriptions for $251,650. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On September 2, 2003, we issued 500,000 shares of common stock to an accredited investor in exchange for services valued at $25,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On September 3, 2003, we issued 600,000 shares of common stock to an accredited investor, under a private placement subscription for $60,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On September 3, 2003, we issued 400,000 shares of common stock to Michael Zwebner, our Chairman, an accredited investor under a private placement subscription for $40,000.. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On September 19, 2003, we issued 804,851 shares of common stock to nine accredited investors, under private placement subscriptions for $40,243. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On September 19, 2003, we issued 250,000 shares of common stock to an accredited investor in exchange for services valued at $12,500. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On September 30, 2003, we issued 1,212,600 shares of common stock to six accredited investors, under private placement subscriptions for $60,630. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 2, 2003, we issued 105,423 shares of common stock to an accredited investor in exchange for services valued at $8,645. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 21, 2003, we issued 791,669 shares of common stock to six accredited investors, under private placement subscriptions for $47,500. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 23, 2003, we issued 1,180,000 shares of common stock to two accredited investors, under private placement subscriptions for $59,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 31, 2003, we issued 500,000 shares of common stock to an accredited investor in exchange for legal services valued at $35,625. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On November 3, 2003, we issued 2,350,205 shares of common stock to twenty four accredited investors, under private placement subscriptions for $117,510. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On November 18, 2003, we issued 233,500 shares of common stock to two accredited investors, under private placement subscriptions for $11,675. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On November 18, 2003, we issued 15,000 shares of common stock to an accredited investor in exchange for services valued at $750. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On November 19, 2003, we issued 200,000 shares of common stock to an accredited investor, under a private placement subscription for $10,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On December 3, 2003, we issued 1,250,000 shares of common stock to an accredited investor, under a private placement subscription for $50,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On December 18, 2003, we issued 3,424,434 shares of common stock to nine accredited investors, under private placement subscriptions for $172,055. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On December 19, 2003, we issued 868,400 shares of common stock to four accredited investors, under private placement subscriptions for $42,900. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On December 30, 2003, we issued 718,300 shares of common stock to five accredited investors, under private placement subscriptions for $29,690. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On December 30, 2003, we issued 3,300,000 shares of common stock to an accredited investor, under a private placement subscription for $100,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On January 9, 2004, we issued 14,400 shares of common stock to an accredited investor, under a private placement subscription for $720. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On January 29, 2004, we issued 1,750,000 shares of common stock to two accredited investors in exchange for services valued at $105,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On February 10, 2004, we issued 876,480 shares of common stock to 11 accredited investors, under private placement subscriptions for $43,824. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On February 18, 2004, we issued 6,125,000 shares of common stock to Port Universal, an accredited investor and an entity owned 33% by our Chairman, in exchange for services rendered by Michael Zwebner, valued at $245,000, based on the average closing price for the three days prior to February 18, 2004, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On March 22, 2004, we issued 254,300 shares of common stock to four accredited investors, under private placement subscriptions for $12,715. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On March 24, 2004, we issued 100,000 shares of common stock to an accredited investor in exchange for services valued at $4,620. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On April 1, 2004, we issued 5,000,000 shares of common stock to Port Universal, an accredited investor and an entity owned 33% by our Chairman, under a private placement subscription for $200,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On April 5, 2004, we issued 400,000 shares of common stock to an accredited investor under a private placement subscription for $20,000. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933. In connection with this transaction, we paid a commission of 10% to a third party.

On April 8, 2004, we issued 5,000,000 shares of common stock to two accredited investors under private placement subscriptions for $160,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On April 19, 2004, we sold 30,000 shares at $10 per share for a total value of $300,000, of Series A 8% Convertible Preferred Stock and Warrants to purchase 4,545,455 shares of common stock. The Series A 8% Convertible Preferred Stock is convertible into common stock at $0.033 per share. The Warrants are exercisable at $0.05 per share and expire April 19, 2009. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On April 25, 2004, we cancelled a certificate in the amount of 2,400,000 shares of our common stock issued in connection with our agreement with Natra Advanced Technologies (1995) Ltd., as part of our cancellation of that agreement.

On April 26, 2004, we issued 1,546,710 shares of common stock to 23 accredited investors under private placement subscriptions for $77,336. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On May 20, 2004, we issued 225,000 shares of common stock to two accredited investors under private placement subscriptions for $10,000. These securities were issued to our Chairman to replace shares or funds he had advanced to the subscription holders. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On May 24, 2004, we issued 766,460 shares of common stock to eight accredited investors under private placement subscriptions for $38,323. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933. In connection with these transactions, we paid a commission of 10% to a third party.

On June 01, 2004, we issued 218,071 shares of common stock to six accredited investors under private placement subscriptions for $10,904. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933. In connection with these transactions, we paid a commission of 10% to a third party.

On July 14, 2004, we issued 150,040 shares of common stock to eight accredited investors under private placement subscriptions for $7,502. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933. In connection with these transactions, we paid a commission of 10% to a third party.

On July 27, 2004, we issued 12,375,000 shares of common stock to our Chairman, an accredited investor under a private placement subscription for $453,125. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On September 13, 2004, we issued 1,998,000 shares of common stock to eight accredited investors in exchange for services valued at $99,900. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 11, 2004, we issued 1,300,000 shares of common stock to an accredited investor under a private placement subscription for $40,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 19, 2004, we issued 100,000 shares of common stock to an accredited investor under a private placement subscription for $30,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 25, 2004, we issued 9,166,666 shares of common stock to three accredited investors under private placement subscriptions for $267,000, based on the average closing price for the three days prior to October 25, 2004, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 25, 2004, we issued 2,000,000 shares of common stock to our Chairman, an accredited investor under a private placement subscription for $60,000, based on the average closing price for the three days prior to October 25, 2004, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 25, 2004, we issued 4,233,331 shares of common stock to Port Universal and Overseas Communication, accredited investors and entities owned 33% by our Chairman, under private placement subscriptions for $125,000, based on the average closing price for the three days prior to October 25, 2004, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On November 4, 2004, we issued 666,667 shares of common stock to an accredited investor in exchange for services valued at $25,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On December 13, 2004, we issued 8,160,000 shares of common stock to Overseas Communication, an accredited investor and an entity owned 33% by our Chairman, under a private placement subscription for $68,000, based on the average closing price for the three days prior to October 25, 2004, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On December 13, 2004, we issued 800,000 shares of common stock to Ami Elazari, an accredited investor and Director at the time, under a private placement subscription for $20,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On December 20, 2004, we issued 1,400,000 shares of common stock to an accredited investor in exchange for services valued at $41,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On December 21, 2004, we issued 2,958,332 shares of common stock an accredited investor under a private placement subscription for $71,000, based on the average closing price for the three days prior to December 21, 2004, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On December 6, 2004, we sold 25,000 shares of Series B 8% Convertible Preferred Stock and Warrants to purchase 16,666,667 shares of common stock for which we received net proceeds of $250,000. The Series B Convertible Preferred Stock, with a face value of $250,000, is convertible into common stock at $0.015 per share. The Warrants are exercisable at $0.03 per share until December 6, 2009. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On January 5, 2005, we sold 30,000 shares of Series C 8% Convertible Preferred Stock and A, B and C Warrants to purchase 20,000,000 shares of common stock for which we received net proceeds of $300,000. The Series C Convertible Preferred Stock, with a face value of $300,000, is convertible into common stock at $0.03 per share. The A Warrants are exercisable for 10,000,000 shares of common stock at $0.04 per share until January 5, 2010. The B Warrants are exercisable for 5,000,000 shares of common stock at $0.06 per share until January 5, 2010. and the C Warrants are exercisable for 5,000,000 shares of common stock at $0.08 per share until January 5, 2010. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On January 5, 2005, we issued 1,000,000 shares of common stock an accredited investor under a private placement subscription for $25,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On January 21, 2005, we issued 1,000,000 shares of common stock to an accredited investor in exchange for services valued at $50,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On February 9, 2005, we issued 800,000 shares of common stock an accredited investor under a private placement subscription for $20,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

In connection with the October 19, 2004 issuance previously reported, we issued 900,000 additional shares of common stock for the balance due under a private placement subscriptions for an additional value of $27,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On March 29, 2005, we issued 2,666,666 shares of common stock an accredited investor under a private placement subscription for $100,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

During 2005 we issued $850,000 of 10% convertible notes and 278,000,000 warrants to an investor under private placement subscriptions for an aggregate value of $850,000. The notes are convertible into common stock at $0.01 per share. The Warrants are exercisable for 278,000,000 shares of common stock at $0.015 per share until December 31, 2010. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On April 14, 2005, we issued 250,000 shares of common stock to an accredited investor in exchange for services valued at $7,500. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On April 14, 2005, we issued in total 5,600,000 shares of common stock to four directors of the company. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On June 17, 2005, we issued 2,250,000 shares of common stock to five accredited investors in exchange for services valued at $90,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On June 17, 2005, we issued 2,564,102 shares of common stock an accredited investor under a private placement subscription for $50,000, based on the average closing price for the three days prior to June 17, 2005, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On June 17, 2005, we issued 6,372,548 shares of common stock to Port Universal, Overseas Development Holdings and Overseas Communication, accredited investors and entities owned 33% by our Chairman, under private placement subscriptions for $142,885, based on the average closing price for the three days prior to June 17, 2005, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act.

On September 6, 2005, we issued 250,000 shares of common stock to an accredited investor under a private placement subscription for $5,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On September 29, 2005, we issued 3,022,076 shares of common stock to Overseas Communication, an accredited investor and an entity owned 33% by our Chairman, under a private placement subscription for $62,000, based on the average closing price for the three days prior to September 29, 2005, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 5, 2005, we issued 3,739,622 shares of common stock to an accredited investor under a private placement subscription for $72,000, based on the average closing price for the three days prior to October 5, 2005, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 5, 2005, we issued 6,736,841 shares of common stock to Port Universal Corporation and Overseas Communication, accredited investors and entities owned 33% by our Chairman, under private placement subscriptions for $103,000, based on the average closing price for the three days prior to October 5, 2005, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 21, 2005, we issued 1,500,000 shares of common stock to an accredited investor under a private placement subscription for $30,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 28, 2005, we issued 692,307 shares of common stock to an accredited investor in exchange for services valued at $18,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On February 3, 2006, we issued 6,248,200 shares of common stock to our Chairman, an accredited investor under a private placement subscription for $96,000, based on the average closing price for the three days prior to February 3, 2006, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On February 3, 2006, we issued 2,250,625 shares of common stock to Bransville Investments, an accredited investor in exchange for services valued at $18,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On February 3, 2006, we issued 3,762,422 shares of common stock to an accredited investor under a private placement subscription for $61,000. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On February 3, 2006, we issued 3,372,414 shares of common stock to Port Universal Corporation and Overseas Communication, accredited investors and entities owned 33% by our Chairman, under private placement subscriptions for $51,000, based on the average closing price for the three days prior to February 3, 2006, at a 25 percent discount. No underwriters or brokers were employed in the transaction. The securities were deemed restricted securities for the purposes of the Securities Act. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

See “Selling Shareholders” in the Prospectus for a description of the issuance on February 28, 2006 of our 9% Secured Convertible Promissory Notes and Class A and Class B Warrants. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

Other Securities Transactions

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $184,820 of debentures into 4,921,975 shares of the Company’s common stock on various dates between April 19 and May 6, 2004, at various prices ranging from $0.033 per common share to $0.0573 per common share.

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $337,050 of debentures into 10,000,000 shares of the Company’s common stock on various dates between July 29 and September 13, 2004, at various prices ranging from $0.03867 per common share to $0.044 per common share.

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $519,738 of debentures into 21,867,611 of the Company’s common stock on various dates between November 23 and December 30, 2004, at various prices ranging from $0.0192 per common share to $0.027 per common share.

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $600,000 of debentures into 9,722,727 of the Company’s common stock on various dates between January 3 and January 21, 2005, at various prices ranging from $0.035 per common share to $0.05 per common share.

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $157,500 of debentures into 6,300,000 shares of the Company’s common stock on April 5, 2005, at $0.025 per common share.

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $60,805 of debentures into 2,776,505 shares of the Company’s common stock on September 8, 2005, at $0.0223 per common share.

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $61,611 of debentures into 3,803,146 shares of the Company’s common stock on February 3, 2006, at $0.0162 per common share.

Pursuant to the conversion rights of the December 6, 2004, Series B 8% Convertible Preferred Stock the investors converted $50,000 of the Convertible Preferred Stock into 3,333,333 shares of common stock at $0.015 per common share.

Item 27.

Exhibits Required to be filed by Item 601 of Regulation S-K

	Exhibit No.	Description of Exhibit
(i)	3.1	Articles of Incorporation.
(i)	3.2	Amendment to Articles of Incorporation.
(i)	3.3	Amendment to Articles of Incorporation.
(i)	3.4	By-laws.
(iv)	3.5	Amendment to Articles of Incorporation.
(i)	4.1	Form of Certificate Evidencing shares of Common Stock of Universal Communication Systems, Inc.
(i)	4.2	Convertible Unsecured Debenture for $740,000 issued by World Wide Wireless Communications, Inc. to Credit Bancorp.
	5.1	Opinion of Torys LLP (to be filed by amendment).
(v)	10.1	Stock Purchase Agreement dated November 30, 1999 Between Infotel Argentina S.A. and Universal Communication Systems, Inc.
(v)	10.3	Security Purchase Agreement Among World Wife Wireless Communications, Inc. and the Purchasers Named Therein.
(v)	10.5	Escrow Agreement Among the Purchasers Named Therein, the Representative of the Purchasers and the Escrow Agent.
(v)	10.6	Form of Debenture of Universal Communication Systems, Inc. with Respect to the 4% Convertible Debenture Due 2005.
(v)	10.7	Form of Warrant to Purchase Shares of World Wide Communications, Inc. Issued in the Offering.
(vi)	10.8	Amendment to the Securities Purchase Agreement entered into between World Wide Wireless Communications and the selling shareholders named therein.
(ii)	10.9	Second Amendment to the Securities Purchase Agreement entered into between World Wide Wireless Communications and the selling shareholders named therein.
(ii)	10.11	World Wide Communications, Inc. Incentive Stock Option Plan.
(iii)	10.12	Agreement between Overseas Communication Limited and World Wide Wireless Communications, Inc.
(vii)	10.13	Stock Purchase Agreement by Universal Communication Systems, Inc. and Ami R. Elazari and Caltan Development, Ltd., dated August 22, 2003.
(viii)	10.14	Consulting Agreement – Dorit Elazari.
(viii)	10.15	Consulting Agreement – Joseph Moore.
(viii)	10.16	Consulting Agreement – Otzarot Nechasim Vehashkaot, Ltd.
(ix)	10.17	Certificate of Designation for Series A 8% Cumulative Convertible Preferred Stock.
	10.18	Subscription Agreement dated as of February 27, 2006 (to be filed by amendment).
	10.19	Form of Class A and Class B Common Stock Purchase Warrant (to be filed by amendment).
	10.20	Form of Secured Convertible Promissory Note (to be filed by amendment).
	10.21	Security Agreement dated as of February 27, 2006 (to be filed by amendment).
	10.22	Form of Guaranty (to be filed by amendment).
	21.1	Subsidiaries.
	23.1	Consent of Reuben E. Price & Co. Public Accountancy Corporation.
	23.2	Consent of Torys LLP (contained in Exhibit 5.1).

____________

(i)

Filed with the registration statement on From SB-2 with the Securities and Exchange Commission on May 31, 2000.

(ii)

Filed with the registration statement on Form SB-2 with the Securities and Exchange Commission on December 15, 2000.

(iii)

Filed with Form 10-KSB for the period September 30, 2002.

(iv)

Filed with Form DEF14A on April 25, 2002.

(v)

Filed with the registration statement on Form SB-2 with the Securities and Exchange Commission on May 31, 2000.

(vi)

Filed with Form 10-KSB for the period September 30, 2000.

(vii)

Filed with Form 8-K on October 14, 2003.

(viii)

Filed with Form 10-KSB for the period September 30, 2003.

(ix)

Filed with Form 10-KSB for the period September 30, 2004.

Item 28.

Undertakings

The undersigned registrant hereby undertakes that it will:

1.

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10 (a) (3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution;

2.

For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida on July 12, 2006.

UNIVERSAL COMMUNICATION SYSTEMS, INC.
By:	/s/ MICHAEL J. ZWEBNER
Michael J. Zwebner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date
/s/ MICHAEL J. ZWEBNER	Director, Chief Executive Officer,	July 12, 2006
Michael J. Zwebner	and Chairman of the Board (Principal Financial and Accounting Officer)
/s/ ALEXANDER WALKER, JR.*	Director and Secretary	July 12, 2006
Alexander Walker, Jr.
/s/ RAMSEY SWEIS*	Director	July 12, 2006
Ramsey Sweis
/s/ CURTIS ORGILL*	Director and Chief Financial Officer	July 12, 2006
Curtis Orgill
*/s/ MICHAEL J. ZWEBNER
By Michael J. Zwebner Attorney-in-fact